ALEXANDRIA®
Building the Future of Life-Changing Innovation™

AT THE VANGUARD AND HEART OF THE LIFE SCIENCE AND AGTECH ECOSYSTEMS

SOLVING COVID-19 WITH UNPRECEDENTED SPEED AND EFFICIENCY

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

FIRST QUARTER ENDED MARCH 31, 2021

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021

"Alexandria has achieved the three outputs that define a great company: **Superior Results, Distinctive Impact, and Lasting Endurance."**

JIM COLLINS
Renowned Author & Business Strategist

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	i

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

IN THE NEWS

reit

REAL ESTATE INVESTMENT TODAY

JANUARY/FEBRUARY 2021

INSIDE:

Building Diversity Across the REIT Industry PAGE 13

REIT Executives Talk Tech PAGE 24

Taking Stock of ESG PAGE 30

CONTINUUM OF CARE

Alexandria Real Estate Equities, Inc. brings a new model of opioid addiction treatment to the hardest hit city in the country.

Nareit Real estate working for you.

SHAPING COMMUNITIES REAL ESTATE WORKING FOR YOU

Continuum of Care

Alexandria Real Estate Equities, Inc. brings a new model of opioid addiction treatment to the country's hardest hit city.

BY G. GAGE

A pioneer in the development of collaborative life science and technology campuses, **Alexandria Real Estate Equities, Inc.** (NYSE: ARE) is expanding its strategic mission of advancing human health by revolutionizing treatment options for those suffering from opioid addiction.

Last fall, Alexandria delivered OneFifteen Living, the residential housing component of the innovative OneFifteen opioid treatment and recovery campus in Dayton, Ohio. Alexandria led the design and development of the 4.3-acre campus in partnership with Verily, the life sciences division of Google parent company Alphabet Inc.

OneFifteen Living consists of a three-story, 26,304-square-foot residential housing building with separate living spaces for women and men, ample natural light, communal kitchens, a fitness center, a meditation room, rooms for individual and group therapy, and thoughtfully-designed outdoor space.

The design reflects OneFifteen's overarching, holistic approach to data-driven opioid treatment by creating an entire ecosystem to support one fifteen

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ALEXANDRIA HAS PIONEERED A NOVEL, DATA-DRIVEN COMPREHENSIVE CARE MODEL TO OVERCOME THE OPIOID EPIDEMIC

OneFifteen, a fully integrated non-profit healthcare ecosystem

THE URGENT NEED

The U.S. opioid crisis has deepened during the COVID-19 pandemic

29%↑

in opioid overdoses from March to October 2020 compared to the same period in 2019[1]

ONEFIFTEEN CAMPUS

Alexandria led the design and development of a 4.3-acre, 59,000 RSF campus in Dayton, Ohio, aimed at revolutionizing the way addiction is treated.

PROVIDING THE FULL CONTINUUM OF CARE IN A HOLISTIC CAMPUS ENVIRONMENT:

(1)Source: JAMA Psychiatry, "Trends in US Emergency Department Visits for Mental Health, Overdose, and Violence Outcomes Before and During the COVID-19 Pandemic," February 3, 2021.

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ALEXANDRIA IS CONTINUING TO ENHANCE OUR LEADERSHIP IN SUSTAINABILITY

On pace to achieve net zero energy

SHOWCASE FOR CUTTING-EDGE, HIGH-PERFORMANCE SUSTAINABILITY

The amenities building in our South San Francisco submarket has been tracking and targeting reductions in embodied carbon and is **on pace to achieve Zero Energy Certification** from the International Living Future Institute. Upon certification, it will be one of about 70 Zero Energy certified projects in the world.

685 Gateway Boulevard | South San Francisco

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	iv

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

CONFERENCE CALL INFORMATION:

Tuesday, April 27, 2021
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | corporateinformation@are.com

Joel S. Marcus
Executive Chairman &
Founder

Stephen A. Richardson
Co-Chief Executive Officer

Paula Schwartz
Managing Director,
Rx Communications Group
(917) 322-2216

Dean A. Shigenaga
President &
Chief Financial Officer

Sara M. Kabakoff
Vice President –
Communications

Beam

BEAM THERAPEUTICS, a publicly traded pioneer in gene therapy with a vision to provide life-long cures to patients suffering from serious disease, selected Alexandria as its partner of choice in the Research Triangle region for its 100,000 RSF biomanufacturing facility on the Alexandria Center® for Advanced Technologies campus. Beam's gene-editing platform allows the precise change of a single DNA base, which could result in a permanent cure for genetic diseases. The company has identified lead candidates in sickle cell disease, oncology, and liver diseases. Beam is working with Alexandria to build a biomanufacturing center that can meet its long-term growth demand.

BEAM THERAPEUTICS
10 Davis Drive | Research Triangle

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ALEXANDRIA®

Building the Future of Life-Changing Innovation™

THAT'S WHAT'S IN

OUR DNA®

OUR MISSION

To create and grow clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR DNA

Each and every member of the Alexandria family is united in our efforts to fulfill our mission. We **ARE**…

Passionate
A deep-rooted passion for what we do

Pioneering
A pioneering spirit to continually innovate

Disciplined
A disciplined approach that delivers financial consistency and stability

OUR CLUSTER MODEL

Alexandria has identified four critical components for innovative companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

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Best-in-class mission-driven urban office REIT focused on making a positive and lasting impact on the world

2015 2016 2020 2018 2019

Nareit GOLD AWARD

LARGE CAP EQUITY REIT

THIRD CONSECUTIVE AND FIFTH OVERALL GOLD AWARD

COMMUNICATIONS AND REPORTING EXCELLENCE

Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

ARE S&P 500

Moody's Investors Service

Baa1/Stable

S&P Global Ratings

BBB+/Stable

55%(1) of ARE's Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

88%(1) of ARE's Top 20 Tenants' Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives

- ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

Long-Tenured Executive Management Team

- Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

Unique Strategy and Operational Excellence That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT

Stable Long-Duration Cash Flows

- Class A properties in AAA locations
- Weighted-average remaining lease term: 7.6 years

Core Operating Metrics – Same Property Revenue and Net Operating Income

- Favorable triple net lease structure with annual rent escalations
- Historical strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Disciplined Allocation of Capital to the Development/Redevelopment of Highly Leased New Class A Properties

- Visible, multiyear, highly leased value-creation pipeline expected to generate incremental annual net operating income

Prudent Management of Our Strong and Flexible Balance Sheet

- Liquidity: $4.3 billion[2]
- Weighted-average remaining debt term: 13.0 years

Unique Underwriting Expertise and Experience

- Prudent underwriting of innovative life science, agtech, and technology tenants
- Development of strategic relationships

(1)Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Liquidity as of March 31, 2021. Refer to “Key credit metrics” of our Supplemental Information for additional details.

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STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

ALEXANDRIA'S CREDIT RATINGS (1)	CREDIT RATINGS	SIGNIFICANT LIQUIDITY
TOP 10% Among All Publicly Traded REITs	Moody's Investors Service: Baa1 Stable S&P Global Ratings: BBB+ Stable	$4.3B (2) Liquidity

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA (3)	DEBT MATURITIES	WEIGHTED-AVERAGE REMAINING DEBT TERM (4)
≤5.2x 4Q21 Goal	No Debt Maturing Prior to 2024	13.0 Years

(1)Represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded REITs (excluding mortgage REITs), from Bloomberg Professional Services as of March 31, 2021.
(2)As of March 31, 2021. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(3)Quarter annualized.
(4)As of March 31, 2021.

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ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY

Developing and implementing disruptive solutions to society's most urgent challenges

Our Focused Social Action Pillars

1

Accelerating Groundbreaking Medical Research to Advance Lifesaving Treatments and Cures

2

3

Conquering the Opioid Epidemic and Revolutionizing Addiction Treatment

4

5

6

SPOTLIGHT ON EDUCATION

Paving the Path for Academic Success

Deep commitment to driving educational opportunities to cultivate future community leaders and scientific innovators

$2M

COMMUNITY BENEFIT GIFT

To San Francisco Unified School District to Support the Development of a Science-Based School in Mission Bay

~500

PRE-K-5 ELEMENTARY SCHOOL STUDENTS ON MULTI-USE CAMPUS BY 2025

MISSION BAY SCHOOL

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ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating more efficient, healthier, and safer buildings; reducing carbon emissions; and managing climate risk

Championing Health, Wellness, and Safety

fitwel®

FITWEL IMPACT AWARD
Highest-Scoring Project of All Time
2020 | 2021

HEALTHY BUILDING PROGRESS [1]

49

Certified or in Progress as of March 31, 2021

ESG Program Recognition

#3

MOST SUSTAINABLE REIT [2]

GRESB® REAL ESTATE Sector Leader 2020

Proactively Managing Physical Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS:

Sea Level Rise | Precipitation | Drought
Extreme Heat | Wildfire

2025 Reduction Goals and Progress for Buildings in Operation

	Carbon Emissions ($MTCO_2e$) [3]	Energy Consumption (kWh) [3]	Potable Water Consumption (Gal) [3]	Waste Diversion (Ton) [4]
GOAL	30%	25%	10%	45%
PROGRESS	2015–2020 [5]: 19.6%	2015–2020 [5]: 20.5%	2015–2020 [5]: 12.8%	2020 [6]: 38.5%

(1)13 projects have been certified and another 36 projects are in process targeting WELL or Fitwel certification.
(2)Source: Barron’s, “The 10 Most Sustainable REITs, According to Calvert,” February 19, 2021.
(3)Relative to a 2015 baseline for buildings in operation that Alexandria directly manages.
(4)For buildings in operation that Alexandria directly and indirectly manages.
(5)Reflects sum of annual like-for-like progress from 2015 to 2020.
(6)Reflects progress for all buildings in operation in 2020 that Alexandria directly and indirectly manages.

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Table of Contents
March 31, 2021

EARNINGS PRESS RELEASE	Page		Page
First Quarter Ended March 31, 2021, Financial and Operating Results	1	Earnings Call Information and About the Company	13
Alexandria and Our Innovative Tenants	6	Consolidated Statements of Operations	14
Acquisitions	9	Consolidated Balance Sheets	15
Dispositions and Sale of Partial Interest	10	Funds From Operations and Funds From Operations per Share	16
Guidance	11

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	19	External Growth / Investments in Real Estate
Investor Information	20	Investments in Real Estate	38
Financial and Asset Base Highlights	21	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	23	Recent Deliveries	39
Class A Properties in AAA Locations	24	Current Projects	40
Occupancy	25	Summary of Pipeline	44
Internal Growth		Construction Spending	47
Key Operating Metrics	26	Joint Venture Financial Information	48
Same Property Performance	27	Balance Sheet Management
Leasing Activity	28	Investments	50
Contractual Lease Expirations	29	Key Credit Metrics	51
Top 20 Tenants	30	Summary of Debt	52
Summary of Properties and Occupancy	31	Definitions and Reconciliations
Property Listing	32	Definitions and Reconciliations	55

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 13 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

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Alexandria Real Estate Equities, Inc.
Reports:
1Q21 Net Income per Share – Diluted of $0.04;
1Q21 FFO per Share – Diluted, As Adjusted, of $1.91; and
Alexandria at the Vanguard and Heart of the Life Science Ecosystem

PASADENA, Calif. – April 26, 2021 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the first quarter ended March 31, 2021.

Key highlights
Operating results	1Q21	1Q20
Total revenues:
In millions	$479.8	$439.9
Growth	9.1%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$6.1	$16.8
Per share	$0.04	$0.14
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$263.0	$221.4
Per share	$1.91	$1.82
Alexandria and our tenants at the vanguard and heart of the life science ecosystem
Bringing together our unique and pioneering vertical platforms of essential Labspace® real estate, strategic venture investments, impactful thought leadership, and purposeful corporate responsibility, Alexandria is at the vanguard and heart of the vital life science ecosystem that is solving COVID-19 with unprecedented speed and efficiency while addressing other major challenges to human health. Owing to the efforts of numerous Alexandria tenants, including Pfizer Inc., Moderna, Inc., and Johnson & Johnson, in developing and delivering safe and effective vaccines and therapies to people around the world, the inherent value of and critical need for the life science industry have been globally recognized. As we entered this new year, the essential R&D engine of the biopharma industry continued to perform with exceptional productivity, progress, and resilience. By maintaining 24/7 operations across our campuses and facilities, Alexandria enables our tenants to pursue their mission-critical research, development, manufacturing, and commercialization efforts to solve these most pressing current and future healthcare challenges.

Strong and flexible balance sheet with significant liquidity
•Investment-grade credit ratings ranked in the top 10% among all publicly traded REITs as of March 31, 2021.
•Net debt and preferred stock to Adjusted EBITDA of 5.8x for 1Q21 annualized.
•Fixed-charge coverage ratio of 4.7x for 1Q21 annualized.
•$4.3 billion of liquidity as of March 31, 2021.
•No debt maturities prior to 2024.
•13.0 years weighted-average remaining term of debt as of March 31, 2021.

Continued dividend strategy to share growth in cash flows with stockholders
Common stock dividend declared for 1Q21 of $1.09 per common share, aggregating $4.30 per common share for the twelve months ended March 31, 2021, up 24 cents, or 6%, over the twelve months ended March 31, 2020. Our FFO payout ratio of 60% for the three months ended March 31, 2021, allows us to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

A REIT industry-leading, high-quality tenant roster
•55% of annual rental revenue from investment-grade or publicly traded large cap tenants.
•Weighted-average remaining lease term of 7.6 years.

Key development projects placed into service in 1Q21
We placed into service three fully leased development projects aggregating 376,475 RSF located across three submarkets at a weighted-average yield of 6.6% and 6.3% (cash basis).

Key strategic transaction that generated capital for investment into our highly leased value-creation pipeline
In April 2021, we sold a 70% partial interest in our 213 East Grand Avenue property located in our South San Francisco submarket for a sales price of $301.0 million, or $1,429 per RSF, representing capitalization rates of 4.5% and 4.0% (cash basis), which generated capital for investment into our highly leased development and redevelopment projects and strategic acquisitions.
Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.2 billion for 1Q21 annualized, up $112.8 million, or 10.3%, compared to 1Q20 annualized.
•95% of our leases contain contractual annual rent escalations approximating 3%.
•4.4% and 6.1% (cash basis) same property net operating income growth for 1Q21 over 1Q20.
•Continued strong leasing activity and rental rate growth during 1Q21 over expiring rates on renewed and re-leased space:

	1Q21
Total leasing activity – RSF	1,677,659	(1)
Leasing of development and redevelopment space – RSF	788,973
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	521,825
Rental rate increases	36.2%
Rental rate increases (cash basis)	17.4%
(1)Represents the second highest quarterly leasing activity during the past five years.

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First Quarter Ended March 31, 2021, Financial and Operating Results (continued)
March 31, 2021

High-quality revenues and cash flows, strong margins, and operational excellence

Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	55%

Occupancy of operating properties in North America	94.5%	(1)
Operating margin	71%
Adjusted EBITDA margin	69%

Weighted-average remaining lease term:
All tenants	7.6	years
Top 20 tenants	10.9	years

(1)Includes 1.2 million RSF, or 3.5%, of vacancy at recently acquired properties in our North America markets, representing lease-up opportunities that will contribute to growth in cash flows. Approximately 26% of the vacant 1.2 million RSF is currently leased, with occupancy expected primarily over the next two quarters. Excluding these acquired vacancies, occupancy of operating properties in North America was 98.0% as of March 31, 2021. Refer to “Occupancy” of our Supplemental Information for additional details.

Sustained strength in tenant collections during the ongoing COVID-19 pandemic
•Tenant collections remain consistently high, with 99.4% of April 2021 billings collected as of the date of this release.
•As of March 31, 2021, our tenant receivables balance was $7.6 million.

Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:
(In millions, except per share amounts)	Amount			Per Share – Diluted
	1Q21		1Q20	1Q21	1Q20
Unrealized losses on non-real estate investments	$(46.3)		$(17.1)	$(0.34)	$(0.14)
Realized gains on non-real estate investments	22.9	(1)	—	0.17	—
Gain on sales of real estate	2.8	(1)	—	0.02	—
Impairment of real estate	(5.1)	(1)	(9.6)	(0.04)	(0.08)
Impairment of non-real estate investments	—		(19.8)	—	(0.16)
Loss on early extinguishment of debt	(67.3)	(1)	—	(0.49)	—
Total	$(93.0)		$(46.5)	$(0.68)	$(0.38)

(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Strategic acquisitions with significant value-creation opportunities in key submarkets
•During 1Q21, we completed the acquisition of 25 properties in key submarkets aggregating 3.1 million SF, including 1.8 million RSF from our acquisition of Alexandria Center® for Life Science – Fenway (described below), for an aggregate purchase price of $1.9 billion. All of these transactions included development and/or redevelopment opportunities. Additionally, some of the value-creation-related acquisitions also included one or more operating properties.
Acquisition of 401 Park Drive and 201 Brookline Avenue
•During 1Q21, we acquired the Alexandria Center® for Life Science – Fenway, located in our Fenway submarket, for a purchase price of $1.48 billion. The future collaborative life science campus, aggregating 1.8 million SF, consists of the following as of March 31, 2021:
•401 Park Drive (operating property with future redevelopment opportunity):
•Highly amenitized Class A office/R&D building aggregating 973,145 RSF is 90% occupied with a weighted-average remaining lease term of 8.4 years;
•56% of annual rental revenue is generated from investment-grade tenants;
•In-place rents are 38% below market; 30% of the RSF has a weighted-average remaining lease term of 3.1 years with in-place rents approximately 41% below market;
•Initial stabilized yields of 5.7% and 4.5% (cash basis); and
•Future opportunity to convert up to 311,066 RSF of office space, or 32% of the building, to office/laboratory space through redevelopment.
•201 Brookline Avenue (active development project):
•Office/laboratory building undergoing ground-up development, aggregating 510,116 RSF, targeting initial occupancy in 2022;
•84% is leased/negotiating to high-quality tenants; and
•We have a 97.9% ownership interest in this project.
•Future development opportunity for one office/laboratory building for which we are pursuing entitlement rights approximating 305,000 SF of office/laboratory along with retail and amenity spaces.

Highly leased value-creation pipeline
•Current and pre-leased near-term projects aggregating 4.2 million RSF are currently in progress. These projects are highly leased/negotiating at 76%, including RSF already in service, and will generate significant revenues and cash flows.
•During 1Q21, we commenced development and redevelopment of five projects aggregating 1.0 million RSF, which are currently 73% leased/negotiating.
•Fully leased development projects placed into service during 1Q21:
•176,832 RSF leased to REGENXBIO Inc. at 9804 Medical Center Drive in our Rockville submarket;
•100,086 RSF leased to Adaptive Biotechnologies Corporation at 1165 Eastlake Avenue East in our Lake Union submarket; and
•99,557 RSF leased to Atreca, Inc. at the Alexandria Center® for Life Science – San Carlos in our Greater Stanford submarket.
•Annual net operating income (cash basis) is expected to increase by $26 million upon the burn-off of initial free rent from recently delivered projects.

Balance sheet management
Key metrics as of March 31, 2021
•$32.5 billion of total market capitalization.
•$23.9 billion of total equity capitalization.
•$4.3 billion of liquidity.

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First Quarter Ended March 31, 2021, Financial and Operating Results (continued)
March 31, 2021

Key metrics as of March 31, 2021 (continued)

	1Q21		Goal
	Quarter	Trailing	4Q21
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.8x	6.1x	Less than or equal to 5.2x
Fixed-charge coverage ratio	4.7x	4.4x	Greater than or equal to 4.8x

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross investments in real estate	1Q21
Current and pre-leased near-term projects 76% leased/negotiating	9%
Income-producing/potential cash flows/covered land play(1)	6%
Land	4%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Key capital events
•During 1Q21, our common equity transactions included the following:
•In January 2021, we entered into forward equity sales agreements to sell an aggregate of 6.9 million shares of our common stock (including the exercise of underwriters’ option) aggregating $1.1 billion, at a public offering price of $164.00 per share, before underwriting discounts and commissions.
•In 1Q21, we settled a portion of our forward equity sales agreements by issuing 5.4 million shares and received net proceeds of $850.5 million.
•We expect to issue 1.5 million shares to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $232.6 million in 2021.
•In February 2021, we entered into a new ATM common stock offering program, which allows us to sell up to an aggregate of $1.0 billion of our common stock.
•In 1Q21, we issued 3.1 million shares under our ATM program at a price of $163.26 per share (before underwriting discounts) and received net proceeds of $492.3 million.
•As of April 26, 2021, the remaining aggregate amount available under our ATM program for future sales of common stock is $500.0 million.
•We issued the remaining 362 thousand shares of common stock to settle our forward equity sales agreements that were outstanding as of December 31, 2020, and received net proceeds of $56.2 million.
•In February 2021, we opportunistically issued $1.75 billion of unsecured senior notes payable with a weighted-average interest rate of 2.49% and a weighted-average maturity of 20.4 years. The unsecured senior notes include:
•$850.0 million of 3.00% unsecured senior notes due 2051.
•$900.0 million of 2.00% unsecured senior notes due 2032 expected to be allocated to eligible green projects.
•These proceeds were initially used to refinance our $650.0 million unsecured senior notes payable due in 2024, bearing an interest rate of 4.00%.
•As a result of this refinancing, we recognized a loss on early extinguishment of debt of $67.2 million, including the write-off of unamortized loan fees and premiums.
Investments
•Our investments in publicly traded companies and privately held entities aggregated a carrying amount of $1.6 billion, including an adjusted cost basis of $912.4 million and unrealized gains of $729.4 million, as of March 31, 2021.
•Investment income of $1.0 million for 1Q21 included $47.3 million in realized gains and $46.3 million in unrealized losses.

Subsequent events
•In April 2021, we acquired One Investors Way, located in our Route 128 submarket of Greater Boston, aggregating 240,000 RSF, for a purchase price of $105.0 million. The property was simultaneously 100% leased to Moderna, Inc. for 12 years and immediately placed into redevelopment. The property also includes a future development opportunity aggregating 350,000 RSF.

Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society

Industry leadership
•In February 2021, Alexandria was ranked as the third most sustainable REIT, as featured in Barron’s “The 10 Most Sustainable REITs, According to Calvert.”
•In March 2021, Alexandria LaunchLabs® at the Alexandria Center® at One Kendall Square in our Cambridge submarket was awarded the Fitwel Impact Award for achieving the highest-scoring project of all time. This is the second year in a row that Alexandria has held this distinction, demonstrating our unwavering commitment to optimizing projects to advance health and wellness.
•In January 2021, Alexandria Venture Investments, our strategic venture capital platform, was recognized for a fourth consecutive year as the most active biopharma corporate investor by new deal volume by Silicon Valley Bank in its “Healthcare Investments and Exits: Annual Report 2021.” In February 2021, Alexandria Venture Investments was also recognized as one of the five most active U.S. investors in agrifoodtech by deal volume in 2020 by AgFunder in its “2021 AgFunder AgriFoodTech Investment Report.”

Relentless drive to develop and implement disruptive and highly impactful solutions to society’s most urgent challenges
Against the backdrop of the ongoing COVID-19 pandemic, which has exacerbated persistent, preexisting societal challenges, and rooted in our mission to advance human health, Alexandria continues to work steadfastly to leverage our leadership, knowledge, expertise, and resources not only to combat the COVID-19 pandemic but also to create long-term scalable solutions to our most pressing societal challenges. This work includes national and regional efforts in the following areas, as further described below:
•Accelerating groundbreaking medical research, development, and manufacturing to advance lifesaving treatments and cures
•Harnessing the agrifood ecosystem to combat hunger, improve nutrition, and support human health at its most fundamental level
•Bolstering the resilience of our military, our veterans, and their families
•Conquering the opioid epidemic and revolutionizing addiction treatment
•Educationally empowering underserved students to achieve long-term success and reach their potential as leaders in the community
•Building a model for a comprehensive, sustainable solution to address homelessness

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First Quarter Ended March 31, 2021, Financial and Operating Results (continued)
March 31, 2021

Accelerating groundbreaking medical research, development, and manufacturing to advance lifesaving treatments and cures
•Alexandria is a critical driver of medical progress and provides transformative strategic funding to speed the most promising breakthrough biomedical discoveries from laboratories to patients in need.
•Our ongoing partnership with the Parker Institute for Cancer Immunotherapy (“PICI”) is a key example of our significant efforts in this area. As a sustaining supporter of PICI, Alexandria supports mission-critical work to develop breakthrough immunotherapies that could turn cancers into curable diseases faster. Serving on PICI’s Board of Directors, our Executive Chairman and Founder, Joel S. Marcus, helped guide PICI toward achieving many accomplishments in 2020, including the development of a first-of-its-kind data analysis engine for scientific discovery.

Harnessing the agrifood ecosystem to combat hunger, improve nutrition, and support human health at its most fundamental level
•Driven by the understanding that food is a fundamental building block of human health and well-being, Alexandria is dedicated to ensuring all Americans have the nutritious, healthy food they need to thrive. Through the support of partners like Alexandria for hunger-relief organizations, including Project Angel Food, Nourish Now, Los Angeles Regional Food Bank, and Feeding America, these non-profits have provided over 6 billion meals to hungry Americans during the pandemic.
•In Cambridge, we are long-term supporters of Food For Free, a non-profit organization dedicated to providing the Greater Boston community with reliable access to fresh and nutritious food. In February 2021, Alexandria announced its contribution toward Food For Free’s new Just Eats Grocery Box program. The program, which aims to distribute 3,000 boxes of food per week through food pantries, Cambridge Housing Authority sites, other low-income housing sites, and schools, fills a critical gap for food-insecure families in Greater Boston.
•Additionally, through our agtech real estate infrastructure and investments in innovative agtech companies, we continue to help combat hunger and improve nutrition for countless people facing food insecurity.

Bolstering the resilience of our military, our veterans, and their families
•With profound appreciation for the immense sacrifices of our nation’s heroes and the essential role they play in enabling us to pursue our noble mission, Alexandria is committed to providing resources to assist our military, our veterans, and their families to live healthy, successful, and rewarding lives. We have actively supported the Navy SEAL Foundation since 2010, including through our record-breaking fundraising efforts as the chair of the New York City Benefit in 2017 and as the recipient of its prestigious Patriot Award in 2020.
•Motivated to continue to enhance our critical support of the U.S. military, Alexandria joined The Honor Foundation (“THF”) and its founding partner, the Navy SEAL Foundation, in 2017, to embark on a truly impactful partnership to create a mission-critical headquarters in San Diego for THF, a unique career transition program for the Special Operations Forces community that effectively translates elite military experience to the private sector and helps facilitate the next generation of corporate and community leaders. Alexandria conceived of, designed, fully built out, and donated the use of an 8,000 RSF state-of-the-art facility where our nation’s most elite service members can participate in a tuition-free three-month executive education program that provides tools and experiences to help them transition from the Special Operations Forces to their next mission in life.
•In 2020, THF served over 1,350 service members at its world-class headquarters, up from 802 in 2019, and graduated 296 of our nation’s heroes from the program, up from 178 in 2019.

Conquering the opioid epidemic and revolutionizing addiction treatment: OneFifteen, a blueprint for the nation
•Determined to reverse the trajectory of the U.S. opioid epidemic, which is one of the most pervasive public health challenges in our nation’s history, Alexandria has built a partnership with Verily Life Sciences to create OneFifteen, an innovative, non-profit healthcare ecosystem dedicated to the full and sustained recovery of people living with addiction. Together, we pioneered a fully integrated campus in Dayton, Ohio, that houses an evidence-based model encompassing a full continuum of care with dedicated facilities and services for crisis stabilization, medication-assisted treatment, residential housing, peer support, family reunification, workforce development, job placement, and community transition.
•OneFifteen’s first-of-its-kind campus ecosystem was featured as the cover story in the January/February 2021 issue of REIT Magazine. The piece highlights our leadership role in this meaningful endeavor.
•Since June 2019, we completed construction of the OneFifteen Outpatient Clinic; the Crisis Stabilization Unit; and most recently, OneFifteen Living, the residential housing component that was delivered in September 2020.
•Overdose deaths continue to rise dramatically during the COVID-19 pandemic, demonstrating the tremendous need for the OneFifteen ecosystem. Since opening in the fall of 2019, OneFifteen has made a positive impact on the local community and the way addiction is treated, seeing approximately 2,700 patients, including over 1,300 people during the three months ended March 31, 2021. It is our hope that OneFifteen’s holistic approach to data-driven treatment will serve as a model of recovery for the rest of the country to replicate.

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First Quarter Ended March 31, 2021, Financial and Operating Results (continued)
March 31, 2021

Educationally empowering underserved students to achieve long-term success and reach their potential as leaders in the community
•Understanding that education is one of the most fundamental foundations for a safe and healthy life, Alexandria is deeply committed to driving educational opportunities and providing the support and resources needed to prepare students for academic success, the 21st century job market, and a productive, rewarding life.
•In February 2021, we made a $2 million community benefit gift to the San Francisco Unified School District (“SFUSD”) to support the development of a new science-focused school in our Mission Bay submarket. In addition to this gift, which extends Alexandria’s impactful collaboration with SFUSD, we will provide our laboratory design, construction, and development expertise to the project; participate in shaping the academic program; and facilitate connections with the local life science community to enhance the school’s STEM education opportunities.

Building a model for a comprehensive, sustainable solution to address homelessness
•Inspired by the OneFifteen platform, we are presently incubating a similar model to combat homelessness in Seattle with the goal of providing a complete continuum of services in a safe living environment, from treatment for addiction and mental health issues to job training and placement.

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ALEXANDRIA AND OUR INNOVATIVE TENANTS ARE AT THE VANGUARD AND HEART OF THE LIFE SCIENCE ECOSYSTEM'S FIGHT AGAINST COVID-19

IMPROVING TESTING QUALITY & CAPACITY

Abbott
CHAN ZUCKERBERG BIOHUB
color
cue
LabCorp
Quest Diagnostics
QUIDEL
Roche
ThermoFisher SCIENTIFIC
verily

ADVANCING NEW & REPURPOSED THERAPIES

Adaptive biotechnologies
AMGEN
ATRECA
GILEAD
Lilly
MERCK
NOVARTIS
VIR

DEVELOPING PREVENTATIVE VACCINES

AstraZeneca
FUJIFILM
gsk
Johnson & Johnson
medicago
moderna
NOVAVAX
Pfizer
SANOFI

Represents an illustrative subset of approximately 100 tenants that have focused on COVID-19-related efforts, with some of these companies working on multiple efforts that span testing, treatment, and/or vaccine development.

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ALEXANDRIA TENANTS HAVE RECEIVED SIGNIFICANT FEDERAL FUNDING TO ACCELERATE DEVELOPMENT AND MANUFACTURING OF COVID-19 VACCINES

UNPRECEDENTED PUBLIC-PRIVATE COLLABORATION

The U.S. government has allocated over **$18 billion** to accelerate the development and manufacturing scale-up of a safe and effective COVID-19 vaccine.

Federal funding has been granted to leading industry partners, the most noteworthy of which have an advanced program in late-stage development or are already approved for emergency use. All of these companies are current Alexandria tenants.

CURRENT TRIAL STAGE	COMPANY	FEDERAL FUNDING[1]	ARE TENANT
EUA Granted	moderna	~$6B	✓
EUA Granted	Pfizer	~$6B	✓
EUA Granted	Johnson & Johnson	~$1.5B	✓
Phase III	AstraZeneca	$1.2B	✓
Phase III	NOVAVAX	$1.6B	✓
Phase II	gsk / SANOFI	~$2B	✓

(1)Source: U.S. Congressional Research Service, "Operation Warp Speed Contracts for COVID-19 Vaccines and Ancillary Vaccination Materials," Updated March 1, 2021.

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Alexandria Fighting COVID-19 on Multiple Fronts
March 31, 2021

Alexandria and our innovative tenants are at the vanguard and heart of the life science ecosystem solving COVID-19 with unprecedented speed and efficiency

Safe and effective vaccines and therapies, in addition to widespread testing, continue to be critically needed to bring an end to the global COVID-19 pandemic. By maintaining essential continuous operations across our campuses, Alexandria has enabled several of our life science tenants to pursue mission-critical COVID-19-related research and development. This heroic work by our tenants and campus community members to help test for, treat, and prevent COVID-19, as well as to provide medical supplies to neighboring hospitals, is profound and inspiring. We are currently tracking approximately 100 tenants across our cluster markets that have contributed meaningful time and resources to advancing solutions for COVID-19.

Developing preventative vaccines

Since the novel coronavirus’s genetic makeup was revealed in January 2020, researchers around the world have been working with unprecedented speed to develop safe and effective vaccines. To expedite the development, manufacturing, and distribution of these vaccines, the U.S. government called for broad public-private collaboration and allocated several billions of dollars to these efforts.

This support, along with the internal vaccine development expertise and innovative technology platforms of our tenants Pfizer Inc. (in partnership with BioNTech) and Moderna, Inc. (in partnership with the National Institutes of Health), culminated in the Food and Drug Administration’s (“FDA”) issuance of Emergency Use Authorization (“EUA”) in December 2020 for their respective mRNA-based COVID-19 vaccines. In February 2021, the FDA granted an EUA to Johnson & Johnson for its one-shot vaccine. The U.S. has initiated a large-scale COVID-19 vaccination campaign and will continue to roll out vaccines across the nation, with the goal of having adequate supply for the entire U.S. adult population by the end of May 2021.

Additional tenants, including AstraZeneca plc, FUJIFILM Diosynth Biotechnologies, GlaxoSmithKline plc, Novavax, Inc., and Sanofi, have similarly received strong government support for their efforts in the development, manufacturing, and/or distribution of COVID-19 vaccines. Many of these companies will report critical trial data over the coming months, which, if positive, could help further bolster the widespread distribution of safe and effective COVID-19 vaccines around the world.

Advancing new and repurposed therapies

Safe and effective therapies are important for mitigating the impact of COVID-19, decreasing hospitalizations, and improving patient outcomes overall. On October 22, 2020, the FDA approved Veklury® (remdesivir), developed by our tenant Gilead Sciences, Inc., as the first antiviral treatment approved for COVID-19 patients requiring hospitalization. Subsequently, in November 2020, the FDA granted EUAs to tenant Eli Lilly and Company’s bamlanivimab for the treatment of newly infected high-risk patients with mild or moderate disease, as well as to Regeneron Pharmaceutical’s antibody cocktail for a similar indication. In February 2021, Eli Lilly and Company received an additional EUA for its bamlanivimab + etesevimab COVID-19 antibody cocktail. In April 2021, due to observations of diminishing responsiveness of bamlanivimab alone to COVID-19 variants, Eli Lilly and Company requested that the FDA revoke its single antibody EUA and instead encourage use of their combination (bamlanivimab + etesevimab) antibody cocktail for COVID-19 patients at high risk of severe disease progression.

In addition, over 300 experimental therapies to treat COVID-19 are being studied in over 1,000 clinical trials around the world, and over 200 therapeutic candidates are in preclinical development. A substantial number of these programs are sponsored by our tenants, including the following:

•Vir Biotechnology, Inc. and GlaxoSmithKline plc announced on March 26, 2021, that they submitted an EUA request to the FDA for VIR-7831, their most advanced antibody therapy for the early treatment of adolescent and adult patients with mild to moderate COVID-19 risk for progression to hospitalization or death.
•AbbVie Inc., Amgen Inc., AstraZeneca plc, Atreca Inc., Merck & Co., Inc., Novartis AG, and Pfizer Inc. are similarly endeavoring to develop novel therapies and repurpose existing and investigational drugs to provide near-term treatments for moderate and severe COVID-19 patients and those at highest risk.

Improving testing quality and capacity

Abbott Laboratories, Adaptive Biotechnologies Corporation, Color, Cue Health Inc., Laboratory Corporation of America Holdings, Quest Diagnostics, Quidel Corporation, Roche, Thermo Fisher Scientific Inc., Verily Life Sciences, and others are working to improve testing quality, capacity, and turnaround time to more effectively determine who has an active COVID-19 infection, who has been exposed to the virus, and who has developed immunity against it. Even as vaccine distribution increases, the availability of widespread COVID-19 testing will remain critical for rapidly identifying new outbreaks and ultimately bringing the pandemic to an end.

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Acquisitions
March 31, 2021
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy		Square Footage							Purchase Price
						Acquisitions with Development/Redevelopment Opportunities
						Future Development	Active Development/Redevelopment		Operating With Future Development/ Redevelopment	Operating(1)	Operating

Completed in 1Q21:
Alexandria Center® for Life Science – Fenway	Fenway/Greater Boston	1/29/21	2	90%	(2)	305,000	510,116		311,066	662,079	—		$1,483,200	(2)
840 Winter Street	Route 128/Greater Boston	1/20/21	1	100%		—	130,000		—	30,009	—		58,126	(3)
Other	Various	Various	22	97%		69,426	209,295		120,000	661,159	80,032	(4)	332,424
			25	94%		374,426	849,411		431,066	1,353,247	80,032		1,873,750
Completed in April 2021:
550 Arsenal Street	Cambridge/Inner Suburbs/Greater Boston	4/21/21	1	98%		515,000	—		260,867	—	—		130,000	(3)
One Investors Way	Route 128/Greater Boston	4/6/21	1	100%		350,000	240,000	(5)	—	—	—		105,000	(3)
Other	Various	Various	—			1,535,000	—		—	—	—		92,534
													327,534
Pending acquisitions:
Mercer Mega Block	Lake Union/Seattle	2021(6)	—	N/A		800,000	—		—	—	—		143,500
TBD													705,216
2021 acquisitions													$3,050,000

2021 guidance range										$2,800,000 – $3,300,000

(1)Represents the operating component of our value-creation acquisitions that is not expected to undergo development or redevelopment.
(2)The campus includes an operating property with future redevelopment opportunities at 401 Park Drive, a development project at 201 Brookline Avenue, and a future development opportunity. 401 Park Drive, aggregating 973,145 RSF, is 90% occupied, with an additional 3% of leased space that is under renovation, and has initial stabilized yields of 5.7% and 4.5% (cash basis). We expect to provide total estimated costs and related yields for the development projects at 201 Brookline Avenue and the future development/redevelopment opportunities in the future, subsequent to the commencement of construction. Refer to “New Class A development and redevelopment properties: current projects” in our Supplemental Information for additional details.
(3)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction. Refer to “New Class A development and redevelopment properties: current projects” in our Supplemental Information for additional details on active development and redevelopment projects.
(4)Represents the acquisition of our partner’s 43.2% ownership interest in our previously unconsolidated real estate joint venture at 704 Quince Orchard Road for $9.4 million. We completed the redevelopment of this stabilized property in 2Q19.
(5)Upon acquisition of this property, we entered into a 12-year lease with Moderna, Inc. and immediately placed the property into redevelopment.
(6)We continue to diligently work through various long-lead-time due diligence items, with certain deadlines extending into 2021. We are working toward completion of all due diligence items as soon as possible.

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Dispositions and Sale of Partial Interest
March 31, 2021
(Dollars in thousands)

				Square Footage			Capitalization Rate (Cash Basis)(1)			Sales Price per RSF
Property	Submarket/Market	Date of Sale	Interest Sold	Operating	Future Development	Capitalization Rate(1)			Sales Price		Gain
Completed in 1Q21:
Land	Other/San Diego	3/12/21	100%	—	185,000	N/A	N/A		$22,900	N/A	$19

Completed in April 2021:
213 East Grand Avenue	South San Francisco/San Francisco Bay Area	4/22/21	70%	300,930	—	4.5%	4.0%		301,000	$1,429	(2)
									$323,900

2021 guidance range							$1,250,000	—	$1,500,000

(1)Capitalization rates are calculated based upon net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold.
(2)In April 2021, we completed the sale of a 70% partial interest in 213 East Grand Avenue in our South San Francisco submarket for a sales price of $301.0 million, or $1,429 per RSF, representing capitalization rates of 4.5% and 4.0% (cash basis). We retained control over the newly formed real estate joint venture and therefore continued to consolidate this property. We accounted for the $103.7 million difference between the consideration received and the book value of the 70% interest sold as an equity transaction, with no gain or loss recognized in earnings.

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Guidance
March 31, 2021
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2021. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 13 of this Earnings Press Release for additional details.

Projected 2021 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 4/26/21	As of 2/1/21
Earnings per share(1)	$1.58 to $1.68	$2.14 to $2.34
Depreciation and amortization of real estate assets	5.50	5.50
Gain on sales of real estate(2)	(0.02)	—
Impairment of real estate – rental properties(2)	0.04	—
Allocation to unvested restricted stock awards	(0.03)	(0.04)
Funds from operations per share(3)	$7.07 to $7.17	$7.60 to $7.80
Unrealized losses on non-real estate investments	0.34	—
Realized gains on non-real estate investments(2)	(0.17)	—
Loss on early extinguishment of debt(4)	0.49	—
Allocation to unvested restricted stock awards	(0.01)	—
Other	(0.04)	—
Funds from operations per share, as adjusted(3)	$7.68 to $7.78	$7.60 to $7.80
Midpoint	$7.73	$7.70

	As of 4/26/21		As of 2/1/21
Key Assumptions	Low	High	Low	High
Occupancy percentage in North America as of December 31, 2021(5)	95.3%	95.9%	95.6%	96.2%
Lease renewals and re-leasing of space:
Rental rate increases	30.0%	33.0%	29.0%	32.0%
Rental rate increases (cash basis)	17.0%	20.0%	16.0%	19.0%
Same property performance:
Net operating income increase	1.5%	3.5%	1.0%	3.0%
Net operating income increase (cash basis)	4.3%	6.3%	4.0%	6.0%
Straight-line rent revenue	$114	$124	$114	$124
General and administrative expenses	$146	$151	$146	$151
Capitalization of interest	$172	$182	$167	$177
Interest expense	$128	$138	$133	$143

(1)Excludes unrealized gains or losses after March 31, 2021, that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.
(3)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of our Supplemental Information for additional details.
(4)Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details on the the refinancing of our $650.0 million unsecured senior notes payable.
(5)Updated guidance for occupancy percentage in North America as of December 31, 2021, reflects vacancy at the recently acquired property at the Alexandria Center® for Life Science – Fenway, representing lease-up opportunities that will contribute to growth in cash flows. Refer to “Occupancy” of this Supplemental Information for additional details.

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Guidance (continued)
March 31, 2021
(Dollars in millions)

Key Credit Metrics	As of 4/26/21	As of 2/1/21
Net debt and preferred stock to Adjusted EBITDA – 4Q21 annualized	Less than or equal to 5.2x	Less than or equal to 5.2x
Fixed-charge coverage ratio – 4Q21 annualized	Greater than or equal to 4.8x	Greater than or equal to 4.5x

	As of 4/26/21
Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items		As of 2/1/21 Midpoint
Sources of capital:
Net cash provided by operating activities after dividends	$210	$250	$230			$230
Incremental debt	930	1,040	985	see below		735
2020 debt capital proceeds held in cash at the beginning of 2021	150	250	200			200
Real estate dispositions and partial interest sales (refer to page 10)	1,250	1,500	1,375	$324		1,375
Common equity	2,000	2,400	2,200	$1,634	(1)	1,900
Total sources of capital	$4,540	$5,440	$4,990			$4,440
Uses of capital:
Construction	$1,590	$1,890	$1,740			$1,740
Acquisitions (refer to page 9)	2,800	3,300	3,050	$2,201		2,700
2021 debt capital proceeds held in cash	150	250	200			—
Total uses of capital	$4,540	$5,440	$4,990			$4,440
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,750	$1,750	$1,750	$1,750	(2)	$900
Principal repayments of unsecured senior notes payable	(650)	(650)	(650)	$(650)	(2)	—
Unsecured senior line of credit, commercial paper, and other	(170)	(60)	(115)			(165)
Incremental debt	$930	$1,040	$985			$735

(1)Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details on our January 2021 forward equity offering and shares issued under our ATM program. As of March 31, 2021, we issued 8.8 million shares of common stock and received net proceeds of $1.4 billion in 2021. We expect to issue 1.5 million shares to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $232.6 million in 2021.
(2)Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details on the issuance of our $1.75 billion unsecured senior notes payable and the refinancing of our $650.0 million unsecured senior notes payable.

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Earnings Call Information and About the Company
March 31, 2021

We will host a conference call on Tuesday, April 27, 2021, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the first quarter ended March 31, 2021. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, April 27, 2021. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10151989.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2021, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2021q1.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; or Paula Schwartz, managing director of Rx Communications Group, at (917) 322-2216; or Sara M. Kabakoff, vice president – communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $32.5 billion as of March 31, 2021, and an asset base in North America of 52.6 million square feet (“SF”). The asset base in North America includes 33.9 million RSF of operating properties and 4.0 million RSF of Class A properties undergoing construction, 7.3 million RSF of near-term and intermediate-term development and redevelopment projects, and 7.4 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2021 earnings per share attributable to Alexandria’s common stockholders – diluted, 2021 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets (including the impact of the ongoing COVID-19 pandemic), our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

For additional discussion of the risks and other potential impacts posed by the outbreak of the COVID-19 pandemic and uncertainties we, our tenants, and the global and national economies face as a result, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on February 1, 2021.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, Labspace®, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, Alexandria Innovation Center®, LaunchLabs®, and That’s What’s in Our DNA® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

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Consolidated Statements of Operations
March 31, 2021
(Dollars in thousands, except per share amounts)

	Three Months Ended
	3/31/21		12/31/20	9/30/20	6/30/20	3/31/20
Revenues:
Income from rentals	$478,695		$461,335	$543,412	$435,856	$437,605
Other income	1,154		2,385	1,630	1,100	2,314
Total revenues	479,849		463,720	545,042	436,956	439,919

Expenses:
Rental operations	137,888		136,767	140,443	123,911	129,103
General and administrative	33,996		32,690	36,913	31,775	31,963
Interest	36,467		37,538	43,318	45,014	45,739
Depreciation and amortization	180,913		177,750	176,831	168,027	175,496
Impairment of real estate	5,129	(1)	25,177	7,680	13,218	2,003
Loss on early extinguishment of debt	67,253		7,898	52,770	—	—
Total expenses	461,646		417,820	457,955	381,945	384,304

Equity in earnings (losses) of unconsolidated real estate joint ventures	3,537		3,593	3,778	3,893	(3,116)
Investment income (loss)	1,014		255,137	3,348	184,657	(21,821)
Gain on sales of real estate	2,779		152,503	1,586	—	—
Net income	25,533		457,133	95,799	243,561	30,678
Net income attributable to noncontrolling interests	(17,412)		(15,649)	(14,743)	(13,907)	(11,913)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	8,121		441,484	81,056	229,654	18,765
Net income attributable to unvested restricted stock awards	(2,014)		(5,561)	(1,730)	(3,054)	(1,925)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$6,107		$435,923	$79,326	$226,600	$16,840

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.04		$3.26	$0.64	$1.82	$0.14
Diluted	$0.04		$3.26	$0.63	$1.82	$0.14

Weighted-average shares of common stock outstanding:
Basic	137,319		133,688	124,901	124,333	121,433
Diluted	137,688		133,827	125,828	124,448	121,785

Dividends declared per share of common stock	$1.09		$1.09	$1.06	$1.06	$1.03

(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	14

Consolidated Balance Sheets
March 31, 2021
(In thousands)

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Assets
Investments in real estate	$20,253,418	$18,092,372	$17,600,648	$16,281,125	$15,832,182
Investments in unconsolidated real estate joint ventures	325,928	332,349	330,792	326,858	325,665
Cash and cash equivalents	492,184	568,532	446,255	206,860	445,255
Restricted cash	42,219	29,173	38,788	34,680	43,116
Tenant receivables	7,556	7,333	7,641	7,208	14,976
Deferred rent	751,967	722,751	719,552	688,749	663,926
Deferred leasing costs	294,328	272,673	266,440	274,483	269,458
Investments	1,641,811	1,611,114	1,330,945	1,318,465	1,123,482
Other assets	1,424,935	1,191,581	1,169,610	930,680	983,875
Total assets	$25,234,346	$22,827,878	$21,910,671	$20,069,108	$19,701,935

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$229,406	$230,925	$342,363	$344,784	$347,136
Unsecured senior notes payable	8,311,512	7,232,370	7,230,819	6,738,486	6,736,999
Unsecured senior line of credit and commercial paper	—	99,991	249,989	440,000	221,000
Accounts payable, accrued expenses, and other liabilities	1,750,687	1,669,832	1,609,340	1,343,181	1,352,554
Dividends payable	160,779	150,982	143,040	133,681	129,981
Total liabilities	10,452,384	9,384,100	9,575,551	9,000,132	8,787,670

Commitments and contingencies

Redeemable noncontrolling interests	11,454	11,342	11,232	12,122	12,013

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,457	1,367	1,333	1,246	1,243
Additional paid-in capital	12,994,748	11,730,970	10,711,119	9,443,274	9,336,949
Accumulated other comprehensive loss	(5,799)	(6,625)	(10,638)	(13,080)	(15,606)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	12,990,406	11,725,712	10,701,814	9,431,440	9,322,586
Noncontrolling interests	1,780,102	1,706,724	1,622,074	1,625,414	1,579,666
Total equity	14,770,508	13,432,436	12,323,888	11,056,854	10,902,252
Total liabilities, noncontrolling interests, and equity	$25,234,346	$22,827,878	$21,910,671	$20,069,108	$19,701,935

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	15

Funds From Operations and Funds From Operations per Share
March 31, 2021
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended
	3/31/21		12/31/20	9/30/20	6/30/20	3/31/20
Net income attributable to Alexandria’s common stockholders	$6,107		$435,923	$79,326	$226,600	$16,840
Depreciation and amortization of real estate assets	177,720		173,392	173,622	165,040	172,628
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(15,443)		(15,032)	(15,256)	(15,775)	(15,870)
Our share of depreciation and amortization from unconsolidated real estate JVs	3,076		2,976	2,936	2,858	2,643
Gain on sales of real estate	(2,779)	(1)	(152,503)	(1,586)	—	—
Impairment of real estate – rental properties	5,129	(2)	25,177	7,680	—	7,644
Allocation to unvested restricted stock awards	(201)		(420)	(1,261)	(2,228)	(847)
Funds from operations attributable to Alexandria’s common stockholders – diluted(3)	173,609		469,513	245,461	376,495	183,038
Unrealized losses (gains) on non-real estate investments	46,251		(233,538)	14,013	(171,652)	17,144
Realized gains on non-real estate investments	(22,919)	(4)	—	—	—	—
Impairment of non-real estate investments	—		—	—	4,702	19,780
Impairment of real estate	—		—	—	13,218	2,003
Loss on early extinguishment of debt	67,253	(5)	7,898	52,770	—	—
Termination fee	—		—	(86,179)	—	—
Acceleration of stock compensation expense due to executive officer resignation	—		—	4,499	—	—
Allocation to unvested restricted stock awards	(1,208)		2,774	179	2,251	(591)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$262,986		$246,647	$230,743	$225,014	$221,374
(1)Related to two real estate dispositions.
(2)Represents impairment charges recognized during 1Q21 to further lower the carrying amounts of three of our office properties located in our San Francisco Bay Area and Seattle markets and classified as held for sale in December 2020 to their respective estimated fair values based on the sales price negotiated for each property less costs to sell. We expect to complete these sales in 2Q21.
(3)Calculated in accordance with standards established by the Nareit Board of Governors. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(4)Represents the realized gain related to the acquisition of one of our privately held non-real estate investments in a biopharmaceutical company by a pharmaceutical company.
(5)Primarily related to the refinancing of our $650.0 million unsecured senior notes payable. Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	16

Funds From Operations and Funds From Operations per Share (continued)
March 31, 2021
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/21		12/31/20	9/30/20	6/30/20	3/31/20
Net income per share attributable to Alexandria’s common stockholders – diluted	$0.04		$3.26	$0.63	$1.82	$0.14
Depreciation and amortization of real estate assets	1.20		1.21	1.28	1.22	1.31
Gain on sales of real estate	(0.02)	(1)	(1.14)	(0.01)	—	—
Impairment of real estate – rental properties	0.04	(1)	0.19	0.06	—	0.06
Allocation to unvested restricted stock awards	—		(0.01)	(0.01)	(0.01)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.26		3.51	1.95	3.03	1.50
Unrealized losses (gains) on non-real estate investments	0.34		(1.75)	0.11	(1.38)	0.14
Realized gains on non-real estate investments	(0.17)	(1)	—	—	—	—
Impairment of non-real estate investments	—		—	—	0.04	0.16
Impairment of real estate	—		—	—	0.11	0.02
Loss on early extinguishment of debt	0.49	(1)	0.06	0.42	—	—
Termination fee	—		—	(0.69)	—	—
Acceleration of stock compensation expense due to executive officer resignation	—		—	0.04	—	—
Allocation to unvested restricted stock awards	(0.01)		0.02	—	0.01	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.91		$1.84	$1.83	$1.81	$1.82

Weighted-average shares of common stock outstanding(2) – diluted	137,688		133,827	125,828	124,448	121,785

(1)Refer to the footnotes on the prior page for additional details.
(2)Refer to “Weighted-average shares of common stock outstanding – diluted” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	17

SUPPLEMENTAL
INFORMATION

Company Profile
March 31, 2021

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $32.5 billion as of March 31, 2021, and an asset base in North America of 52.6 million SF. The asset base in North America includes 33.9 million RSF of operating properties and 4.0 million RSF of Class A properties undergoing construction, 7.3 million RSF of near-term and intermediate-term development and redevelopment projects, and 7.4 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 55% of our annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, agtech, and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, agtech, and technology sectors provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 52 individuals, averaging 24 years of real estate experience, including 11 years with Alexandria. Our executive management team alone averages 17 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus	Stephen A. Richardson
Executive Chairman & Founder	Co-Chief Executive Officer

Dean A. Shigenaga	Peter M. Moglia
President & Chief Financial Officer	Co-Chief Executive Officer & Co-Chief Investment Officer

Daniel J. Ryan	Lawrence J. Diamond
Co-Chief Investment Officer & Regional Market Director – San Diego	Co-Chief Operating Officer & Regional Market Director – Maryland

Vincent R. Ciruzzi	John H. Cunningham
Chief Development Officer	Executive Vice President – Regional Market Director – New York City

Hunter L. Kass	Jackie B. Clem
Executive Vice President – Regional Market Director – Greater Boston	General Counsel & Secretary

Joseph Hakman	Terezia C. Nemeth
Co-Chief Operating Officer & Chief Strategic Transactions Officer	Executive Vice President – Regional Market Director – San Francisco Bay Area

Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer

Gary D. Dean
Executive Vice President – Real Estate Legal Affairs

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	19

Investor Information
March 31, 2021

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jamie Feldman / Elvis Rodriguez	Michael Bilerman / Emmanuel Korchman	Aaron Hecht / Matthew Hurwit	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1589	(212) 816-1383 / (212) 816-1382	(415) 835-3963 / (415) 835-3964	(440) 715-2649 / (440) 715-2651

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky / Nate Crossett	Sheila McGrath / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037 / (646) 949-9030	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA Inc.	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Daniel Ismail / Dylan Burzinski	Omotayo Okusanya / Venkat Kommineni	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(646) 949-9672 / (646) 949-9754	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Devon Zhou	Mark Streeter / Ian Snyder	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521 / (212) 526-6961	(212) 834-5086 / (212) 834-3798		(212) 438-1347 / (212) 438-2508

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	20

Financial and Asset Base Highlights
March 31, 2021
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Selected financial data from consolidated financial statements and related information
Rental revenues	$370,233	$353,950	$438,393	$341,555	$337,942
Tenant recoveries	$108,462	$107,385	$105,019	$94,301	$99,663
General and administrative expenses	$33,996	$32,690	$36,913	$31,775	$31,963
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.8%	9.8%	9.9%	10.3%	10.2%
Operating margin	71%	71%	74%	72%	71%
Adjusted EBITDA margin	69%	69%	67%	69%	68%
Adjusted EBITDA – quarter annualized	$1,398,880	$1,331,608	$1,272,280	$1,253,844	$1,239,016
Adjusted EBITDA – trailing 12 months	$1,314,153	$1,274,187	$1,228,440	$1,185,347	$1,137,650

Net debt at end of period	$8,074,808	$7,021,893	$7,396,412	$7,333,905	$6,870,571
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.8x	5.3x	5.8x	5.8x	5.5x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.1x	5.5x	6.0x	6.2x	6.0x

Fixed-charge coverage ratio – quarter annualized	4.7x	4.6x	4.3x	4.2x	4.5x
Fixed-charge coverage ratio – trailing 12 months	4.4x	4.4x	4.3x	4.2x	4.2x
Unencumbered net operating income as a percentage of total net operating income	97%	97%	96%	95%	95%

Closing stock price at end of period	$164.30	$178.22	$160.00	$162.25	$137.06
Common shares outstanding (in thousands) at end of period	145,656	136,690	133,312	124,559	124,326
Total equity capitalization at end of period	$23,931,208	$24,360,950	$21,329,886	$20,209,636	$17,040,078
Total market capitalization at end of period	$32,472,126	$31,924,236	$29,153,057	$27,732,906	$24,345,213

Dividend per share – quarter/annualized	$1.09/$4.36	$1.09/$4.36	$1.06/$4.24	$1.06/$4.24	$1.03/$4.12
Dividend payout ratio for the quarter	60%	60%	61%	59%	58%
Dividend yield – annualized	2.7%	2.4%	2.7%	2.6%	3.0%

Amounts related to operating leases:
Operating lease liabilities	$345,048	$345,750	$326,046	$291,710	$293,173
Rent expense	$5,866	$5,543	$4,729	$4,936	$4,781

Capitalized interest	$39,886	$37,589	$32,556	$30,793	$24,680
Weighted-average interest rate for capitalization of interest during the period	3.44%	3.66%	3.64%	4.03%	3.80%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	21

Financial and Asset Base Highlights (continued)
March 31, 2021
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/21		12/31/20	9/30/20	6/30/20	3/31/20
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$27,382		$23,890	$28,822	$23,367	$20,597
Amortization of acquired below-market leases	$12,112		$13,514	$13,979	$13,787	$15,964
Straight-line rent expense on ground leases	$290		$348	$229	$167	$171
Stock compensation expense	$12,446		$11,394	$12,994	$9,185	$9,929
Amortization of loan fees	$2,817		$2,905	$2,605	$2,737	$2,247
Amortization of debt premiums	$576		$869	$910	$888	$888
Non-revenue-enhancing capital expenditures:
Building improvements	$3,760		$3,466	$3,358	$3,107	$3,198
Tenant improvements and leasing commissions	$16,035		$31,235	$34,036	$11,500	$12,923

Operating statistics and related information (at end of period)
Number of properties – North America	360		338	326	304	302
RSF – North America (including development and redevelopment projects under construction)	37,916,882		35,163,572	34,071,653	31,141,758	30,924,356
Total square feet – North America	52,591,039		49,712,701	47,389,023	43,023,989	41,514,374
Annual rental revenue per occupied RSF – North America	$49.58		$49.08	$49.55	$51.30	$51.18
Occupancy of operating properties – North America	94.5%	(1)	94.6%	94.9%	94.8%	95.1%
Occupancy of operating and redevelopment properties – North America	89.2%		90.0%	91.3%	92.3%	92.9%
Weighted-average remaining lease term (in years)	7.6		7.6	7.7	7.8	7.8

Total leasing activity – RSF	1,677,659		1,369,599	1,208,382	1,077,510	703,355
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	36.2%		29.8%	39.9%	37.2%	46.3%
Rental rate increases (cash basis)	17.4%		10.7%	30.9%	15.0%	22.3%
RSF (included in total leasing activity above)	521,825		699,916	605,765	699,130	557,367

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	4.4%		2.7%	2.9%	0.6%	2.4%
Net operating income increase (cash basis)	6.1%		5.0%	4.9%	2.5%	6.1%

(1)Refer to “Occupancy” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	22

High-Quality, Diverse, and Innovative Tenants
March 31, 2021

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
26%
Life Science Product, Service, and Device
18%
Private Biotechnology
7%
Office With Future Change in Use(3)
5%
Mega Cap Tech(4)
4%
Investment-Grade and Large Cap Tech/Office
5%
Other (5)
5%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Multinational Pharmaceutical
19%

55%

of ARE’s Annual Rental Revenue(1)

Long-Duration Lease Terms

7.6 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)
(1)Represents annual rental revenue in effect as of March 31, 2021.
(2)Based on aggregate annual rental revenue in effect as of March 31, 2021. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures.
(3)Represents annual rental revenue currently generated from office space that is targeted for a future change in use. The weighted-average remaining term of these leases is 3.0 years.
(4)Represents annual rental revenue from publicly traded tech tenants with an average daily market capitalization greater than $200 billion for the twelve months ended March 31, 2021.
(5)Our other tenants, aggregating 5.0% of our annual rental revenue, comprise 4.2% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 0.8% from retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	23

Class A Properties in AAA Locations
March 31, 2021

High-Quality Cash Flows From High Quality Tenants and
Class A Properties in AAA Locations

Industry-Leading Tenant Roster	AAA Locations

San Francisco Bay Area
24%
New York City
5%
San Diego
16%
Greater Boston
37%
Seattle
7%
Maryland
6%
1%
4%
Other
Research Triangle

88%

of ARE’s Top 20
Annual Rental Revenue(1)
From Investment-Grade
or Publicly Traded Large Cap Tenants

Percentage of ARE’s Annual Rental Revenue(1)

(1)Represents annual rental revenue in effect as of March 31, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	24

Occupancy
March 31, 2021

Solid Historical Occupancy(1)	Occupancy Across Key Locations(2)

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of March 31, 2021.
(2)As of March 31, 2021.
(3)Includes 1.2 million RSF, or 3.5%, of vacancy at recently acquired properties in our North America markets (noted below), representing lease-up opportunities that will contribute to growth in cash flows. Approximately 26% of the vacant 1.2 million RSF is currently leased, with occupancy expected primarily over the next two quarters. Excluding these acquired vacancies, occupancy of operating properties in North America was 98.0% as of March 31, 2021. The estimated cost basis associated with these spaces was approximately $451.3 million as of March 31, 2021.

		As of March 31, 2021
		Vacant	Occupancy Impact
Property	Market/Submarket	RSF	Region	Consolidated
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	233,362	8.3%	0.7%
601, 611, and 651 Gateway Boulevard	San Francisco Bay Area/South San Francisco	254,582	3.4%	0.8
SD Tech by Alexandria	San Diego/Sorrento Mesa	83,171	1.3%	0.2
Other acquisitions	Various	518,830	N/A	1.5
		1,089,945		3.2
1Q21 acquisitions:
Alexandria Center® for Life Science – Fenway	Greater Boston/Fenway	98,174	1.0%	0.3
		1,188,119		3.5%

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Key Operating Metrics
March 31, 2021

Historical Same Property Net Operating Income	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	95%
	Stable cash flows
	Percentage of triple net leases	94%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	93%

Historical Rental Rates: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	71%	69%

(1)Percentages calculated based on RSF as of March 31, 2021.
(2)Represents percentages for the three months ended March 31, 2021.

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Same Property Performance
March 31, 2021
(Dollars in thousands)

Same Property Financial Data	Three Months Ended March 31, 2021	Same Property Statistical Data	Three Months Ended March 31, 2021
Percentage change over comparable period from prior year:		Number of same properties	250
Net operating income increase	4.4%	Rentable square feet	23,716,975
Net operating income increase (cash basis)	6.1%	Occupancy – current-period average	96.3%
Operating margin	73%	Occupancy – same-period prior-year average	96.4%

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Income from rentals:
Same properties	$302,036	$294,616	$7,420	2.5%
Non-same properties	68,197	43,326	24,871	57.4
Rental revenues	370,233	337,942	32,291	9.6

Same properties	96,638	92,280	4,358	4.7
Non-same properties	11,824	7,383	4,441	60.2
Tenant recoveries	108,462	99,663	8,799	8.8

Income from rentals	478,695	437,605	41,090	9.4

Same properties	101	100	1	1.0
Non-same properties	1,053	2,214	(1,161)	(52.4)
Other income	1,154	2,314	(1,160)	(50.1)

Same properties	398,775	386,996	11,779	3.0
Non-same properties	81,074	52,923	28,151	53.2
Total revenues	479,849	439,919	39,930	9.1

Same properties	108,395	108,947	(552)	(0.5)
Non-same properties	29,493	20,156	9,337	46.3
Rental operations	137,888	129,103	8,785	6.8

Same properties	290,380	278,049	12,331	4.4
Non-same properties	51,581	32,767	18,814	57.4
Net operating income	$341,961	$310,816	$31,145	10.0%

Net operating income – same properties	$290,380	$278,049	$12,331	4.4%
Straight-line rent revenue	(17,582)	(19,417)	1,835	(9.5)
Amortization of acquired below-market leases	(3,466)	(4,778)	1,312	(27.5)
Net operating income – same properties (cash basis)	$269,332	$253,854	$15,478	6.1%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

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Leasing Activity
March 31, 2021
(Dollars per RSF)

	Three Months Ended			Year Ended
	March 31, 2021			December 31, 2020
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	36.2%		17.4%	37.6%	18.3%
New rates	$57.61		$54.85	$49.51	$46.53
Expiring rates	$42.31		$46.74	$35.99	$39.32
RSF	521,825			2,556,833
Tenant improvements/leasing commissions	$30.73			$35.08
Weighted-average lease term	6.9 years			6.0 years

Developed/redeveloped/previously vacant space leased
New rates	$49.14		$45.67	$56.67	$53.61
RSF	1,155,834			1,802,013
Tenant improvements/leasing commissions	$37.17			$28.17
Weighted-average lease term	10.7 years			9.0 years

Leasing activity summary (totals):
New rates	$51.78		$48.53	$52.47	$49.46
RSF	1,677,659	(2)		4,358,846
Tenant improvements/leasing commissions	$35.17			$32.22
Weighted-average lease term	9.5 years			7.3 years

Lease expirations(1)
Expiring rates	$40.70		$43.84	$36.03	$39.01
RSF	747,275			3,560,188

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 82,972 RSF and 96,383 RSF as of March 31, 2021, and December 31, 2020, respectively.
(2)During the three months ended March 31, 2021, we granted tenant concessions/free rent averaging 3.5 months with respect to the 1,677,659 RSF leased. Approximately 41% of the leases executed during the three months ended March 31, 2021, did not include concessions for free rent.

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Contractual Lease Expirations
March 31, 2021

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2021 (2)	1,244,636	3.9%	$43.05	3.4%
2022	2,601,783	8.2%	$45.96	7.6%
2023	3,587,104	11.3%	$41.05	9.4%
2024	2,472,214	7.8%	$45.47	7.2%
2025	2,581,288	8.1%	$47.25	7.8%
2026	2,036,500	6.4%	$46.54	6.1%
2027	2,207,171	6.9%	$50.50	7.1%
2028	2,540,712	8.0%	$49.56	8.0%
2029	2,006,321	6.3%	$54.14	6.9%
2030	2,288,097	7.2%	$53.70	7.9%
Thereafter	8,310,754	25.9%	$53.73	28.6%

Market	2021 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2022 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases(5)		Total

Greater Boston	17,975	101,103	202,428	115,392	436,898	$45.21	44,767	8,998	—	514,925	(6)	568,690	$58.57
San Francisco Bay Area	202,268	36,564	9,738	144,640	393,210	49.58	—	7,180	490,127	302,531		799,838	53.01
New York City	—	—	—	2,007	2,007	N/A	30,408	14,891	—	2,979		48,278	N/A
San Diego	6,493	5,749	83,697	101,251	197,190	32.74	114,656	24,523	231,585	157,604		528,368	37.83
Seattle	—	15,184	—	58,058	73,242	29.66	—	50,618	51,255	146,061		247,934	31.99
Maryland	—	—	—	11,438	11,438	31.75	—	29,283	—	49,439		78,722	26.95
Research Triangle	16,942	—	—	41,399	58,341	32.12	—	—	—	251,706		251,706	21.05
Canada	—	—	—	13,672	13,672	25.09	—	—	—	28,664		28,664	22.19
Non-cluster/other markets	—	—	—	58,638	58,638	44.70	—	—	—	49,583		49,583	55.84
Total	243,678	158,600	295,863	546,495	1,244,636	$43.05	189,831	135,493	772,967	1,503,492		2,601,783	$45.96
Percentage of expiring leases	20%	13%	24%	43%	100%		7%	5%	30%	58%		100%

(1)Represents amounts in effect as of March 31, 2021.
(2)Excludes month-to-month leases aggregating 82,972 RSF as of March 31, 2021.
(3)Represents RSF targeted for development or redevelopment upon expiration of existing in-place leases, primarily related to recently acquired properties. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual lease expiration is a 55,183 RSF lease in our Mission Bay submarket.
(5)The largest remaining contractual lease expiration includes a Class A office/laboratory building for 113,555 RSF in our Cambridge/Inner Suburbs submarket and one lease for 62,490 RSF in our Research Triangle submarket.
(6)72% of the remaining expiring leases in Greater Boston are located in our Cambridge/Inner Suburbs submarket.

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Top 20 Tenants
March 31, 2021
(Dollars in thousands, except average market cap amounts)

88% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	7.4		916,234	$52,853	3.4%	A2	A+	$137.5
2	Takeda Pharmaceutical Company Ltd.	8.4		606,249	39,342	2.6	Baa2	BBB+	$56.5
3	Facebook, Inc.	10.8		903,786	38,899	2.5	—	—	$719.2
4	Illumina, Inc.	9.4		891,495	36,058	2.3	Baa3	BBB	$52.3
5	Eli Lilly and Company	8.0		555,335	35,807	2.3	A2	A+	$156.0
6	Sanofi	7.2		494,693	33,868	2.2	A1	AA	$124.2
7	Moderna, Inc.	11.2		615,458	32,147	2.1	—	—	$36.3
8	Novartis AG	7.4		423,914	30,128	2.0	A1	AA-	$216.6
9	Uber Technologies, Inc.	61.7	(2)	1,009,188	27,379	1.8	—	—	$73.8
10	Roche	2.4	(3)	612,242	25,768	1.7	Aa3	AA	$298.4
11	bluebird bio, Inc.	6.2		312,805	23,142	1.5	—	—	$3.3
12	Maxar Technologies	4.2	(4)	478,000	21,577	1.4	—	—	$1.7
13	Massachusetts Institute of Technology	7.7		257,626	21,145	1.4	Aaa	AAA	$—
14	The Children's Hospital Corporation	17.6		269,816	20,066	1.3	Aa2	AA	$—
15	Jazz Pharmaceuticals, Inc.	9.4		198,041	20,003	1.3	—	—	$7.6
16	New York University	10.5		204,691	19,531	1.3	Aa2	AA-	$—
17	Merck & Co., Inc.	13.2		311,015	19,392	1.3	A1	AA-	$201.4
18	Pfizer Inc.	3.9		416,979	17,762	1.2	A2	A+	$202.8
19	United States Government	6.6		296,765	16,933	1.1	Aaa	AA+	$—
20	Amgen Inc.	3.0		407,369	16,838	1.1	Baa1	A-	$138.0
	Total/weighted-average	10.9	(2)	10,181,701	$548,638	35.8%

(1)Based on aggregate annual rental revenue in effect as of March 31, 2021. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures and average daily market capitalization.
(2)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 8.2 years as of March 31, 2021.
(3)Includes 197,787 RSF expiring in 2022 at our recently acquired property at 651 Gateway Boulevard in our South San Francisco submarket. Upon expiration of the lease, 651 Gateway Boulevard will be redeveloped into a Class A office/laboratory building. Excluding this 197,787 RSF, the weighted-average remaining term of space occupied by Roche is 2.8 years.
(4)Represents remaining lease term at two properties with future redevelopment and development opportunities. The leases with this tenant were in place when we acquired the properties in 4Q19.

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Summary of Properties and Occupancy
March 31, 2021
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,393,117	510,116	490,545	10,393,778	27%	75	$563,356	37%	$62.32
San Francisco Bay Area	7,582,096	645,158	92,147	8,319,401	22	60	374,050	24	59.25
New York City	1,145,296	—	122,382	1,267,678	3	5	82,226	5	72.24
San Diego	6,322,521	322,884	208,690	6,854,095	19	81	236,430	16	40.10
Seattle	2,628,577	—	213,976	2,842,553	7	40	105,819	7	41.57
Maryland	2,998,406	84,264	249,970	3,332,640	9	45	92,085	6	31.36
Research Triangle	2,810,670	410,000	652,381	3,873,051	10	35	62,527	4	24.50
Canada	256,967	—	—	256,967	1	3	5,151	—	24.55
Non-cluster/other markets	550,870	—	—	550,870	1	12	11,478	1	39.65
Properties held for sale	225,849	—	—	225,849	1	4	6,231	—	N/A
North America	33,914,369	1,972,422	2,030,091	37,916,882	100%	360	$1,539,353	100%	$49.58
		4,002,513

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	3/31/21		12/31/20	3/31/20	3/31/21	12/31/20	3/31/20
Greater Boston	96.2%	(1)	98.1%	98.9%	91.5%	94.8%	97.0%
San Francisco Bay Area	95.4	(1)	95.8	94.7	94.3	94.7	90.6
New York City	99.4		97.3	99.2	89.8	87.8	88.1
San Diego	93.3	(1)	93.5	90.9	90.3	92.4	90.9
Seattle	96.8		96.0	97.8	89.6	85.5	97.8
Maryland	97.9		96.1	95.9	90.4	90.6	94.6
Research Triangle	90.8	(1)	89.6	96.5	73.7	72.7	96.5
Subtotal	95.3		95.5	95.6	89.9	90.7	93.3
Canada	81.6		81.8	93.6	81.6	81.8	93.6
Non-cluster/other markets	52.6		52.7	65.2	52.6	52.7	65.2
North America	94.5%	(1)	94.6%	95.1%	89.2%	90.0%	92.9%

(1)Refer to “Occupancy” of this Supplemental Information for additional details on vacancy at acquired properties.

Refer to “Definitions and reconciliations” of this Supplemental Information for additional details.

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Property Listing
March 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$168,750	98.9%	98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	101,814	97.9	97.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
The Arsenal on the Charles	475,743	—	360,545	836,288	11	18,195	89.3	50.8
311, 321, and 343 Arsenal Street, 300 and 400 North Beacon Street, 1, 2, and 3 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Alexandria Center® at One Kendall Square	814,779	—	—	814,779	10	70,167	98.6	98.6
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,955	93.1	93.1
640 Memorial Drive	225,504	—	—	225,504	1	13,860	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	8,292	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,025	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	5,476,924	—	360,545	5,837,469	46	396,678	97.6	91.6
Fenway
Alexandria Center® for Life Science – Fenway	973,145	510,116	—	1,483,261	2	56,780	90.0	90.0
401 Park Drive and 201 Brookline Avenue(1)
Seaport Innovation District
380 and 420 E Street	195,506	—	—	195,506	2	3,522	100.0	100.0
5 Necco Street	87,163	—	—	87,163	1	4,672	86.6	86.6
Seaport Innovation District	282,669	—	—	282,669	3	8,194	95.9	95.9
Route 128
Reservoir Woods	515,273	—	—	515,273	3	22,004	100.0	100.0
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	1	22,516	87.4	87.4
One Upland Road and 100 Tech Drive	443,513	—	—	443,513	2	18,008	100.0	100.0
Alexandria Park at 128	343,882	—	—	343,882	8	12,544	100.0	100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	317,617	—	—	317,617	3	12,343	84.8	84.8
19 Presidential Way	144,892	—	—	144,892	1	4,808	99.8	99.8
840 Winter Street	30,009	—	130,000	160,009	1	1,315	100.0	18.8
100 Beaver Street	82,330	—	—	82,330	1	4,605	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	2,413,488	—	130,000	2,543,488	21	$99,310	95.3%	90.4%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

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Property Listing (continued)
March 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston (continued)
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	$1,745	100.0%	100.0%
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
Route 495	246,891	—	—	246,891	3	2,394	100.0	100.0
Greater Boston	9,393,117	510,116	490,545	10,393,778	75	563,356	96.2	91.5

San Francisco Bay Area
Mission Bay
Alexandria Center® for Science and Technology – Mission Bay	1,990,262	—	—	1,990,262	9	91,785	99.9	99.9
1455, 1515, 1655(1), and 1725(1) Third Street, 409 and 499 Illinois Street(1), 1500(1) and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	1,990,262	—	—	1,990,262	9	91,785	99.9	99.9
South San Francisco
Alexandria Technology Center® – Gateway	1,413,067	—	—	1,413,067	11	56,371	78.6	78.6
600, 601(1), 611(1), 630, 650, 651(1), 681(1), 685(1), 701(1), 901, and 951 Gateway Boulevard
213, 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,764	100.0	100.0
201 Haskins Way	—	315,000	—	315,000	1	—	N/A	N/A
400 and 450 East Jamie Court	163,035	—	—	163,035	2	10,211	100.0	100.0
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	139,709	—	—	139,709	1	8,631	100.0	100.0
341 and 343 Oyster Point Boulevard	108,208	—	—	108,208	2	6,443	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,561	100.0	100.0
South San Francisco	3,003,265	315,000	—	3,318,265	24	141,600	89.9	89.9
Greater Stanford
Menlo Gateway(1)	772,983	—	—	772,983	3	29,790	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria Center® for Life Science – San Carlos	315,758	330,158	—	645,916	4	18,076	100.0	100.0
825, 835, and 960 Industrial Road and 1075 Commercial Street
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,577	100.0	100.0
Alexandria Stanford Life Science District	289,685	—	92,147	381,832	4	23,888	100.0	75.9
3160, 3165, 3170, and 3181 Porter Drive
Alexandria PARC	197,498	—	—	197,498	4	9,291	78.1	78.1
2100, 2200, 2300, and 2400 Geng Road
3330, 3412, 3450, and 3460 Hillview Avenue	183,267	—	—	183,267	4	15,180	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
Shoreway Science Center	82,462	—	—	82,462	2	4,952	100.0	100.0
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	3,780	99.5	99.5
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,865	100.0	100.0
Greater Stanford	2,588,569	330,158	92,147	3,010,874	27	140,665	98.3	94.9
San Francisco Bay Area	7,582,096	645,158	92,147	8,319,401	60	$374,050	95.4%	94.3%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

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Property Listing (continued)
March 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	$66,054	99.0%	99.0%
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® for Life Science – Long Island City	54,377	—	122,382	176,759	1	2,166	100.0	30.8
30-02 48th Avenue
New York City	1,145,296	—	122,382	1,267,678	5	82,226	99.4	89.8

San Diego
Torrey Pines
ARE Spectrum	336,461	146,456	—	482,917	4	18,072	100.0	100.0
3115 and 3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,326	—	—	294,326	3	12,296	84.6	84.6
10578, 10618, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	5,056	68.5	68.5
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	220,651	—	—	220,651	4	10,924	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
11119, 11255, and 11355 North Torrey Pines Road	211,641	—	—	211,641	3	8,738	100.0	100.0
3545 Cray Court	118,225	—	—	118,225	1	3,636	46.1	46.1
Torrey Pines	1,417,939	146,456	—	1,564,395	18	58,722	87.1	87.1
University Town Center
Alexandria Point(1)	1,435,916	—	—	1,435,916	8	62,467	99.1	99.1
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court
5200 Illumina Way(1)	792,687	—	—	792,687	6	29,977	100.0	100.0
University District	490,429	—	—	490,429	7	18,883	100.0	100.0
9393 and 9625(1) Towne Centre Drive, 4755, 4757, and 4767 Nexus Center Drive, and 4555 and 4796 Executive Drive
University Town Center	2,719,032	—	—	2,719,032	21	$111,327	99.5%	99.5%

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	34

Property Listing (continued)
March 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Mesa
SD Tech by Alexandria(1)	779,989	176,428	79,945	1,036,362	14	$24,065	86.1%	78.1%
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
6420 and 6450 Sequence Drive	318,200	—	—	318,200	2	7,774	81.0	81.0
Summers Ridge Science Park	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	82,272	—	—	82,272	1	1,031	41.4	41.4
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,374	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,710	100.0	100.0
Sorrento Mesa	1,762,709	176,428	79,945	2,019,082	27	54,065	87.7	83.9
Sorrento Valley
3911, 3931, 3985, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard	191,406	—	—	191,406	7	5,916	93.8	93.8
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	3,428	100.0	100.0
Sorrento Valley	313,061	—	—	313,061	13	9,344	96.2	96.2
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
I-15 Corridor	109,780	—	—	109,780	1	2,972	100.0	100.0
Other	—	—	128,745	128,745	1	—	N/A	N/A
San Diego	6,322,521	322,884	208,690	6,854,095	81	236,430	93.3	90.3

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria	937,290	—	—	937,290	8	54,053	97.9	97.9
1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
400 Dexter Avenue North	290,111	—	—	290,111	1	14,820	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,308	99.0	99.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,852	100.0	100.0
601 Dexter Avenue North	18,680	—	—	18,680	1	425	100.0	100.0
Lake Union	1,473,921	—	—	1,473,921	12	$80,458	98.5%	98.5%

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	35

Property Listing (continued)
March 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle (continued)
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	$1,479	70.5%	70.5%
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	912	68.2	68.2
Elliott Bay	84,470	—	—	84,470	3	2,751	86.2	86.2
Other	1,027,806	—	213,976	1,241,782	24	21,131	96.4	79.8
Seattle	2,628,577	—	213,976	2,842,553	40	105,819	96.8	89.6

Maryland
Rockville
9800, 9804, 9900, 9920, and 9950 Medical Center Drive	560,788	84,264	—	645,052	8	22,447	95.3	95.3
9704, 9708, 9712, and 9714 Medical Center Drive	215,619	—	—	215,619	4	7,937	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,926	100.0	100.0
9605 Medical Center Drive	115,691	—	—	115,691	1	3,701	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,411	77.3	77.3
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,283	100.0	100.0
1405 Research Boulevard	72,170	—	—	72,170	1	2,476	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,743	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,966	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	1,488,709	84,264	—	1,572,973	23	52,007	96.8	96.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	16,737	98.9	98.9
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	315,085	—	169,420	484,505	7	10,344	99.6	64.8
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	—	—	80,550	80,550	1	—	N/A	—
401 Professional Drive	63,154	—	—	63,154	1	1,888	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,069,627	—	249,970	1,319,597	20	31,180	99.2	80.4
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,771	96.7	96.7
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	2,998,406	84,264	249,970	3,332,640	45	$92,085	97.9%	90.4%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	36

Property Listing (continued)
March 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Alexandria Center® for Life Science – Durham	1,585,766	—	652,381	2,238,147	16	$26,574	85.3%	60.5%
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Parmer Way, 2400 Ellis Road, and 14 TW Alexander Drive
Alexandria Center® for Advanced Technologies	100,000	250,000	—	350,000	3	2,229	97.2	97.2
6, 8, and 10 Davis Drive
Alexandria Center® for AgTech	180,400	160,000	—	340,400	2	6,646	95.2	95.2
5 and 9 Laboratory Drive
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	3,972	92.5	92.5
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	5,344	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,455	—	—	136,455	3	4,111	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,375	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	1,137	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle	2,810,670	410,000	652,381	3,873,051	35	62,527	90.8	73.7

Canada	256,967	—	—	256,967	3	5,151	81.6	81.6

Non-cluster/other markets	550,870	—	—	550,870	12	11,478	52.6	52.6

North America, excluding properties held for sale	33,688,520	1,972,422	2,030,091	37,691,033	356	1,533,122	94.5%	89.2%

Properties held for sale	225,849	—	—	225,849	4	6,231	51.1%	51.1%

Total – North America	33,914,369	1,972,422	2,030,091	37,916,882	360	$1,539,353

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	37

Investments in Real Estate
March 31, 2021
(Dollars in thousands)

As of April 26, 2021, construction activities were in process at all of our active construction projects. Construction workers continue to observe social distancing and follow rules that restrict gatherings of large groups of people in close proximity, as well as adhere to other appropriate measures, which may slow the pace of construction.

		Development and Redevelopment
	Operating	Under Construction	Near Term	Intermediate Term	Future	Subtotal	Total
Investments in real estate
Book value as of March 31, 2021(1)	$19,137,741	$2,071,733	$977,609	$596,524	$753,057	$4,398,923	$23,536,664

Square footage
Operating	33,914,369	—	—	—	—	—	33,914,369
New Class A development and redevelopment properties	—	4,002,513	4,612,656	3,826,115	9,221,297	21,662,581	21,662,581
Value-creation square feet currently included in rental properties(2)	—	—	(553,693)	(622,000)	(1,810,218)	(2,985,911)	(2,985,911)
Total square footage	33,914,369	4,002,513	4,058,963	3,204,115	7,411,079	18,676,670	52,591,039

(1)Balances exclude our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	38

New Class A Development and Redevelopment Properties: Recent Deliveries

March 31, 2021
(Dollars in thousands)

Alexandria Center® for Life Science – San Carlos	9877 Waples Street	1165 Eastlake Avenue East	9804 Medical Center Drive
San Francisco Bay Area/Greater Stanford	San Diego/Sorrento Mesa	Seattle/Lake Union	Maryland/Rockville
196,020 RSF	63,774 RSF	100,086 RSF	176,832 RSF

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service			Occupancy Percentage(1)	Total Project			Unlevered Yields
	Delivery Date		4Q20	1Q21	Total					Initial Stabilized		Initial Stabilized (Cash Basis)
							RSF	Investment
Development projects
Alexandria Center® for Life Science – San Carlos/ San Francisco Bay Area/Greater Stanford	Various	100%	96,463	99,557	196,020	100%	526,178	$630,000		6.4%		6.1%
1165 Eastlake Avenue East/Seattle/Lake Union	March 2021	100%	—	100,086	100,086	100%	100,086	138,000		6.3	(2)	6.4	(2)
9804 Medical Center Drive/Maryland/Rockville	January 2021	100%	—	176,832	176,832	100%	176,832	89,300	(3)	8.3	(3)	8.0	(3)

Redevelopment projects
Alexandria Center® for Life Science – Long Island City/ New York City/New York City	December 2020	100%	17,716	—	17,716	100%	176,759	184,300		5.5		5.6
9877 Waples Street/San Diego/Sorrento Mesa	December 2020	100%	63,774	—	63,774	100%	63,744	31,000		8.8		8.1
Total			177,953	376,475	554,428			$1,072,600		6.5%		6.3%

(1)Relates to total operating RSF placed in service as of the most recent delivery.
(2)Unlevered yields represent aggregate returns for 1165 Eastlake Avenue East, an amenity-rich research headquarters for Adaptive Biotechnologies Corporation, and 1208 Eastlake Avenue East, an adjacent multi-tenant office/laboratory building.
(3)Improvements in initial stabilized yields of 60 bps and 80 bps (cash basis) were driven by overall cost savings relative to initial budget.

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	39

New Class A Development and Redevelopment Properties: Current Projects
March 31, 2021

The Arsenal on the Charles	201 Brookline Avenue	840 Winter Street	201 Haskins Way
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Route 128	San Francisco Bay Area/South San Francisco
360,545 RSF	510,116 RSF	130,000 RSF	315,000 RSF

Alexandria Center® for Life Science – San Carlos	3160 Porter Drive	Alexandria Center® for Life Science – Long Island City	3115 Merryfield Row
San Francisco Bay Area/Greater Stanford	San Francisco Bay Area/Greater Stanford	New York City/New York City	San Diego/Torrey Pines
330,158 RSF	92,147 RSF	122,382 RSF	146,456 RSF

ALEXANDRIA CENTER FOR LIFE SCIENCE AT STANFORD RESEARCH PARK
LOCATION
CAPITAL
TALENT
INNOVATION
ALEXANDRIA
3160

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	40

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2021

SD Tech by Alexandria(1)	5505 Morehouse Drive	9950 Medical Center Drive	700 Quince Orchard Road
San Diego/Sorrento Mesa	San Diego/Sorrento Mesa	Maryland/Rockville	Maryland/Gaithersburg
176,428 RSF	79,945 RSF	84,264 RSF	169,420 RSF

20400 Century Boulevard	Alexandria Center® for Life Science – Durham(2)	Alexandria Center® for AgTech	Alexandria Center® for Advanced Technologies(3)
Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
80,550 RSF	652,381 RSF	160,000 RSF	250,000 RSF

(1)Represents 10055 Barnes Canyon Road in our SD Tech by Alexandria campus.
(2)Represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham campus.
(3)Represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	41

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2021

Property/Market/Submarket		Square Footage				Percentage
	Dev/Redev	In Service	CIP	Total		Leased		Leased/Negotiating		Initial Occupancy(1)
Under construction
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	Redev	475,743	360,545	836,288		79%		85%		2021
201 Haskins Way/San Francisco Bay Area/South San Francisco	Dev	—	315,000	315,000		100		100		2Q21
Alexandria Center® for Life Science – San Carlos/San Francisco Bay Area/ Greater Stanford	Dev	196,020	330,158	526,178		100		100		4Q20
3160 Porter Drive/San Francisco Bay Area/Greater Stanford	Redev	—	92,147	92,147		20		26		1H21
Alexandria Center® for Life Science – Long Island City/New York City/New York City	Redev	54,377	122,382	176,759		31		44		4Q20
3115 Merryfield Row/San Diego/Torrey Pines	Dev	—	146,456	146,456		100		100		2022
5505 Morehouse Drive/San Diego/Sorrento Mesa	Redev	—	79,945	79,945		35		35		2021
Other/Seattle	Redev	246,647	213,976	460,623		51		51		2022
9950 Medical Center Drive/Maryland/Rockville	Dev	—	84,264	84,264		100		100		1H22 (2)
700 Quince Orchard Road/Maryland/Gaithersburg	Redev	—	169,420	169,420		100		100		2021
Alexandria Center® for Life Science – Durham/Research Triangle/ Research Triangle(3)	Redev	—	652,381	652,381		77		77		1H21/2022
Alexandria Center® for AgTech/Research Triangle/Research Triangle(4)	Redev/Dev	180,400	160,000	340,400		55		55		2021
Alexandria Center® for Advanced Technologies/Research Triangle/ Research Triangle	Dev	—	250,000	250,000	(5)	58	(5)	58	(5)	2H21/2022
		1,153,187	2,976,674	4,129,861		74		76
Under construction – additions in 1Q21
201 Brookline Avenue/Greater Boston/Fenway	Dev	—	510,116	510,116		17		84		2022
840 Winter Street/Greater Boston/Route 128	Redev	30,009	130,000	160,009		19		19		2022
SD Tech by Alexandria/San Diego/Sorrento Mesa	Dev	—	176,428	176,428		61		96		2022
Other/San Diego	Redev	—	128,745	128,745		100		100		2021
20400 Century Boulevard/Maryland/Gaithersburg	Redev	—	80,550	80,550		—		12		2022
		30,009	1,025,839	1,055,848		34		73
		1,183,196	4,002,513	5,185,709		66		76
Pre-leased near-term projects
Alexandria Point/San Diego/University Town Center(6)	Dev	—	171,102	171,102		100		100
		1,183,196	4,173,615	5,356,811		67%		76%

(1)Initial occupancy dates are subject to leasing and/or market conditions. Construction disruptions resulting from COVID-19 and observance of social distancing measures may impact construction and occupancy forecasts and will continue to be monitored closely. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)Refer to footnote 1 on the following page for additional details.
(3)The recently acquired Alexandria Center® for Life Science – Durham redevelopment project includes three properties at 40 Moore Drive, 2400 Ellis Road, and 14 TW Alexander Drive. 2400 Ellis Road is 100% leased, with initial occupancy anticipated in 1H21 and stabilized occupancy expected for the remaining buildings in 2022.
(4)The new strategic collaborative agtech campus consists of Phase I at 5 Laboratory Drive, including campus amenities, which was previously delivered, and Phase II at 9 Laboratory Drive.
(5)Represents 150,000 RSF that is 29% leased at 8 Davis Drive and 100,000 RSF that is 100% leased at 10 Davis Drive. Vertical construction at 8 Davis Drive has commenced, and 10 Davis Drive is expected to commence in 2Q21.
(6)Represents our 4150 Campus Point Court property, which is expected to commence vertical construction in 4Q21.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	42

New Class A Development and Redevelopment Properties: Current Projects (continued)

March 31, 2021
(Dollars in thousands)

	Our Ownership Interest					Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete	Total at Completion	Initial Stabilized		Initial Stabilized (Cash Basis)

Under construction
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	100%	$357,448	$248,243	$166,309	$772,000	6.2%		5.5%
201 Haskins Way/San Francisco Bay Area/South San Francisco	100%	—	291,082	$78,918	$370,000	6.4%		6.2%
Alexandria Center® for Life Science – San Carlos/San Francisco Bay Area/ Greater Stanford	100%	182,558	340,378	$107,064	$630,000	6.4%		6.1%
3160 Porter Drive/San Francisco Bay Area/Greater Stanford	100%	—	74,864	TBD
Alexandria Center® for Life Science – Long Island City/New York City/New York City	100%	36,560	127,232	$20,508	$184,300	5.5%		5.6%
3115 Merryfield Row/San Diego/Torrey Pines	100%	—	72,464	$79,536	$152,000	6.2%		6.2%
5505 Morehouse Drive/San Diego/Sorrento Mesa	100%	—	21,950	TBD
Other/Seattle	100%	54,152	65,329
9950 Medical Center Drive/Maryland/Rockville	100%	—	41,154	$18,446	$59,600	8.6%	(1)	7.7%	(1)
700 Quince Orchard Road/Maryland/Gaithersburg	100%	—	49,561	$29,939	$79,500	8.6%		7.3%
Alexandria Center® for Life Science – Durham/Research Triangle/Research Triangle	100%	—	143,036	$101,964	$245,000	7.5%		6.7%
Alexandria Center® for AgTech/Research Triangle/Research Triangle	100%	90,677	69,548	TBD
Alexandria Center® for Advanced Technologies/Research Triangle/Research Triangle	100%	—	46,612
		721,395	1,591,453
Under construction – additions in 1Q21
201 Brookline Avenue/Greater Boston/Fenway	97.9%	—	370,409	TBD
840 Winter Street/Greater Boston/Route 128	100%	12,517	47,979
SD Tech by Alexandria/San Diego/Sorrento Mesa	50.0%	—	25,117
Other/San Diego	100%	—	27,855
20400 Century Boulevard/Maryland/Gaithersburg	100%	—	8,920
		12,517	480,280
		733,912	2,071,733
Pre-leased near-term projects
Alexandria Point/San Diego/University Town Center	55.0%	—	26,342
Total		$733,912	$2,098,075

(1)During 1Q21, we leased the property to a public biotechnology company which resulted in higher rents and our initial stabilized yields increased by 130 bps and 90 bps (cash basis), and our date of initial occupancy has been revised to 1H22.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	43

New Class A Development and Redevelopment Properties: Summary of Pipeline
March 31, 2021
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term		Future		Total

Greater Boston
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$273,891	360,545	200,000	(1)	—		12,502		573,047
Alexandria Center® for Life Science – Fenway/Fenway	(2)	493,272	510,116	—		305,000		—		815,116
840 Winter Street/Route 128	100%	47,979	130,000	—		—		—		130,000
325 Binney Street/Cambridge	100%	154,591	—	450,000	(1)	—		—		450,000
57 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	48,618	—	275,000	(1)	—		—		275,000
15 Necco Street/Seaport Innovation District	96.4%	188,131	—	350,000	(1)	—		—		350,000
Reservoir Woods/Route 128	100%	43,040	—	202,428	(1)(3)	—		752,845	(3)	955,273
10 Necco Street/Seaport Innovation District	100%	91,872	—	—		175,000		—		175,000
215 Presidential Way/Route 128	100%	6,808	—	—		112,000		—		112,000
Alexandria Technology Square®/Cambridge	100%	7,881	—	—		—		100,000		100,000
380 and 420 E Street/Seaport Innovation District	100%	117,197	—	—		—		1,000,000	(3)	1,000,000
99 A Street/Seaport Innovation District	95.3%	45,335	—	—		—		235,000		235,000
One Upland Road and 100 Tech Drive/Route 128	100%	8,696	—	—		—		750,000		750,000
231 Second Avenue/Route 128	100%	1,093	—	—		—		32,000		32,000
Other value-creation projects	100%	9,782	—	—		—		16,955		16,955
		1,538,186	1,000,661	1,477,428		592,000		2,899,302		5,969,391
San Francisco Bay Area
201 Haskins Way/South San Francisco	100%	291,082	315,000	—		—		—		315,000
Alexandria Center® for Life Science – San Carlos/ Greater Stanford	100%	597,906	330,158	—		700,000	(3)	587,000	(3)	1,617,158
3160 Porter Drive/Greater Stanford	100%	74,864	92,147	—		—		—		92,147
Alexandria Technology Center® – Gateway/South San Francisco	45.9%	55,147	—	517,010	(1)(3)	—		291,000		808,010
901 California Avenue/Greater Stanford	100%	713	—	56,924		—		—		56,924
88 Bluxome Street/SoMa	100%	306,754	—	1,070,925		—		—		1,070,925
1450 Owens Street/Mission Bay	100%	58,004	—	—		191,000		—		191,000
3825 and 3875 Fabian Way/Greater Stanford	100%	—	—	—		250,000	(3)	228,000	(3)	478,000
3450 and 3460 Hillview Avenue/Greater Stanford	100%	—	—	—		76,951	(3)	—		76,951
East Grand Avenue/South San Francisco	100%	6,120	—	—		—		90,000		90,000
Other value-creation projects	100%	—	—	—		—		25,000		25,000
		$1,390,590	737,305	1,644,859		1,217,951		1,221,000		4,821,115

(1)We expect to commence vertical construction or redevelopment of all or a portion of this project in 2021.
(2)We have a 97.9% ownership interest in 201 Brookline Avenue which is currently under construction. We have a 100% ownership interest in the intermediate-term development project.
(3)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property, and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2021
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term		Future		Total

New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	$127,232	122,382	—		—		—		122,382
47-50 30th Street/New York City	100%	29,771	—	135,938		—		—		135,938
Alexandria Center® for Life Science – New York City/New York City	100%	62,078	—	—		550,000	(1)	—		550,000
219 East 42nd Street/New York City	100%	—	—	—		—		579,947	(2)	579,947
		219,081	122,382	135,938		550,000		579,947		1,388,267
San Diego
3115 Merryfield Row/Torrey Pines	100%	72,464	146,456	—		—		—		146,456
SD Tech by Alexandria/Sorrento Mesa	50.0%	109,519	176,428	190,074	(3)	160,000		333,845		860,347
5505 Morehouse Drive/Sorrento Mesa	100%	21,950	79,945	—		—		—		79,945
Alexandria Point/University Town Center	55.0%	105,773	—	351,102	(3)	249,164	(4)	320,281	(4)	920,547
10931 and 10933 Torrey Pines Road/Torrey Pines	100%	—	—	—		242,000	(4)	—		242,000
University District/University Town Center	100%	60,009	—	—		600,000	(4)(5)	—		600,000
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	108,183	—	—		—		240,000	(4)	240,000
5200 Illumina Way/University Town Center	51.0%	12,444	—	—		—		451,832		451,832
6450 Sequence Drive and Excess Land/Sorrento Mesa	100%	36,312	—	—		—		911,915	(4)	911,915
4045 and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	7,679	—	—		—		149,000	(4)	149,000
Other value-creation projects	100%	27,855	128,745	—		—		50,000		178,745
		562,188	531,574	541,176		1,251,164		2,456,873		4,780,787
Seattle
1150 Eastlake Avenue East/Lake Union	100%	56,101	—	310,000	(3)	—		—		310,000
701 Dexter Avenue North/Lake Union	100%	58,136	—	217,000		—		—		217,000
601 Dexter Avenue North/Lake Union	100%	36,073	—	—		—		188,400	(4)	188,400
1010 4th Avenue South/SoDo	100%	49,830	—	—		—		544,825		544,825
830 4th Avenue South/SoDo	100%	—	—	—		—		52,488	(4)	52,488
Other value-creation projects	100%	71,319	213,976	51,255	(4)	—		35,000		300,231
		$271,459	213,976	578,255		—		820,713		1,612,944
(1)We are currently negotiating a long-term ground lease with the City of New York for the future site of a new building approximating 550,000 RSF.
(2)Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of approximately four years.
(3)We expect to commence vertical construction or redevelopment of all or a portion of this project during 2021.
(4)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property, and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(5)Includes our recently acquired project at 4555 Executive Drive and 9363, 9373, and 9393 Towne Centre Drive in our University Town Center submarket, which is currently under evaluation for development, subject to future market conditions.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2021
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term	Future	Total

Maryland
9950 Medical Center Drive/Rockville	100%	$41,154	84,264	—		—	—	84,264
700 Quince Orchard Road/Gaithersburg	100%	49,561	169,420	—		—	—	169,420
20400 Century Boulevard/Gaithersburg	100%	8,920	80,550	—		—	—	80,550
14200 Shady Grove Road/Rockville	100%	29,621	—	145,000		145,000	145,000	435,000
9808 Medical Center Drive/Rockville	100%	2,896	—	90,000	(1)	—	—	90,000
		132,152	334,234	235,000		145,000	145,000	859,234
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle	100%	143,036	652,381	—		—	—	652,381
Alexandria Center® for Advanced Technologies/Research Triangle	100%	63,602	250,000	—		70,000	700,000	1,020,000
Alexandria Center® for AgTech, Phase II/Research Triangle	100%	69,548	160,000	—		—	—	160,000
Other value-creation projects	100%	4,185	—	—		—	76,262	76,262
		280,371	1,062,381	—		70,000	776,262	1,908,643
Other value-creation projects	100%	4,896	—	—		—	322,200	322,200
Total pipeline as of March 31, 2021		$4,398,923	4,002,513	4,612,656		3,826,115	9,221,297	21,662,581	(2)

Key pending acquisition
Mercer Mega Block/Lake Union			—	800,000		—	—	800,000

			4,002,513	5,412,656		3,826,115	9,221,297	22,462,581

(1)We expect to commence vertical construction or redevelopment of all or a portion of this project during 2021.
(2)Total square footage includes 2,985,911 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

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Construction Spending
March 31, 2021
(In thousands)

Three Months Ended
Construction Spending	March 31, 2021
Additions to real estate – consolidated projects	$465,411
Contributions from noncontrolling interests	(6,576)
Construction spending (cash basis)	458,835
Change in accrued construction	(10,036)
Construction spending	448,799
Projected construction spending for the nine months ending December 31, 2021	1,291,201
Guidance midpoint	$1,740,000

Year Ending
Projected Construction Spending	December 31, 2021
Development, redevelopment, and pre-construction projects	$1,625,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(100,000)
Revenue-enhancing and repositioning capital expenditures	150,000
Non-revenue-enhancing capital expenditures	65,000
Guidance midpoint	$1,740,000

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Joint Venture Financial Information
March 31, 2021

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)	Operating RSF at 100%
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%	388,270
225 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%	305,212
57 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%	— (2)
409 and 499 Illinois Street	San Francisco Bay Area	Mission Bay	40.0%	455,069
1500 Owens Street	San Francisco Bay Area	Mission Bay	49.9%	158,267
Alexandria Technology Center® – Gateway(3)	San Francisco Bay Area	South San Francisco	54.1%	1,089,852
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%	155,685
Alexandria Center® for Life Science – Millbrae Station	San Francisco Bay Area	South San Francisco	64.5%	—
Alexandria Point(4)	San Diego	University Town Center	45.0%	1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%	792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%	163,648
SD Tech by Alexandria(5)	San Diego	Sorrento Mesa	50.0%	677,597
The Eastlake Life Science Campus by Alexandria(6)	Seattle	Lake Union	70.0%	321,218

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(7)	Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%	586,208
Menlo Gateway	San Francisco Bay Area	Greater Stanford	49.0%	772,983

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in six other real estate joint ventures in North America.
(2)We expect to commence vertical construction of 275,000 RSF during 2021.
(3)Excludes 600, 630, 650, 901, and 951 Gateway Boulevard in our South San Francisco submarket. Noncontrolling interest share is anticipated to be 49% as we make further contributions into the joint venture over time.
(4)Excludes 9880 Campus Point Drive in our University Town Center submarket.
(5)Excludes 5505 Morehouse Drive and 10121 and 10151 Barnes Canyon Road in our Sorrento Mesa submarket.
(6)Excludes 1165, 1551, and 1616 Eastlake Avenue East, 188 East Blaine Street, and 1600 Fairview Avenue East in our Lake Union submarket.
(7)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in two other insignificant unconsolidated real estate joint ventures in North America.

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Joint Venture Financial Information (continued)
March 31, 2021
(Dollars in thousands)

	As of March 31, 2021
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$1,605,686	$466,268
Cash, cash equivalents, and restricted cash	53,386	9,390
Other assets	215,438	58,946
Secured notes payable (refer to page 53)	—	(202,710)
Other liabilities	(82,954)	(5,966)
Redeemable noncontrolling interests	(11,454)	—
	$1,780,102	$325,928

	Three Months Ended March 31, 2021
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Total revenues	$44,762	$10,512
Rental operations	(12,015)	(1,546)
	32,747	8,966
General and administrative	(109)	(30)
Interest	—	(2,323)
Depreciation and amortization	(15,443)	(3,076)
Fixed returns allocated to redeemable noncontrolling interests(1)	217	—
	$17,412	$3,537

Straight-line rent and below-market lease revenue	$855	$998
Funds from operations(2)	$32,855	$6,613

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of this Supplemental Information for the definition and reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
March 31, 2021
(Dollars in thousands)

We present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. Adjustments for our limited partnership investments represent changes in reported NAV as a practical expedient to estimate fair value. For investments without readily available fair values, we adjust the carrying amount whenever such investments have an observable price change, and further adjustments are not made until another price change, if any, is observed. Refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

	Three Months Ended March 31, 2021		Year Ended December 31, 2020
Realized gains	$47,265	(1)	$47,288	(2)
Unrealized (losses) gains	(46,251)		374,033
Investment income	$1,014		$421,321

Investments	Cost		Unrealized Gains		Carrying Amount
Fair value:
Publicly traded companies	$234,146		$322,871	(3)	$557,017
Entities that report NAV	348,207		327,831		676,038

Entities that do not report NAV:
Entities with observable price changes	51,816		78,723		130,539
Entities without observable price changes	278,217		—		278,217
March 31, 2021	$912,386	(4)	$729,425		$1,641,811

December 31, 2020	$835,438		$775,676		$1,611,114

(1)Includes $22.9 million of realized gain related to the acquisition of one of our privately held non-real estate investments in a biopharmaceutical company by a pharmaceutical company.
(2)Includes impairments of $24.5 million related to investments in privately held entities that do not report NAV.
(3)Includes gross unrealized gains and losses of $346.3 million and $23.4 million, respectively, as of March 31, 2021.
(4)Represents 3.2% of total gross assets as of March 31, 2021.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
March 31, 2021

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$4.3B

$2,200
$3,000
$3,000
$384
$100
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/19
12/31/20
12/31/21 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$3,000
Outstanding forward equity sales agreements(1)	233
Cash, cash equivalents, and restricted cash	534
Investments in publicly traded companies	557
Liquidity as of March 31, 2021	$4,324

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of the remaining 1.5 million shares outstanding under our forward equity sales agreements as of March 31, 2021.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
March 31, 2021
(in millions)

Weighted-Average Remaining Term of 13.0 Years

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Summary of Debt (continued)
March 31, 2021
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$229,406	$—	$229,406	2.7%	3.53%	3.2
Unsecured senior notes payable	8,311,512	—	8,311,512	97.3	3.54	13.3
Unsecured senior line of credit	—	—	—	—	N/A	4.8
Commercial paper program	—	—	—	—	N/A	(2)
Total/weighted average	$8,540,918	$—	$8,540,918	100.0%	3.54%	13.0
Percentage of total debt	100%	—%	100%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)The commercial paper notes bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.815%. As such, we calculate the weighted-average remaining term of our commercial paper by using the maturity date of our unsecured senior line of credit. The commercial paper notes sold during the three months ended March 31, 2021, were issued at a weighted-average yield to maturity of 0.22% and had a weighted-average maturity term of 10 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	March 31, 2021	Requirement	March 31, 2021
Total Debt to Total Assets	≤ 60%	31%	≤ 60.0%	29.1%
Secured Debt to Total Assets	≤ 40%	1%	≤ 45.0%	0.8%
Consolidated EBITDA to Interest Expense	≥ 1.5x	9.8x	≥ 1.50x	4.01x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	298%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	7.36x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate	Interest Rate(1)	Debt Balance at 100%(2)
1655 and 1725 Third Street	10.0%	3/10/25	4.50%	4.57%	$598,338
Menlo Gateway, Phase II	49.0%	5/1/35	4.53%	4.59%	155,965
Menlo Gateway, Phase I	49.0%	8/10/35	4.15%	4.18%	138,905
					$893,208

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of March 31, 2021.

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Summary of Debt (continued)
March 31, 2021
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2021	2022	2023	2024	2025	Thereafter
Secured notes payable
Greater Boston	4.82%		3.40%		2/6/24	$2,529	$3,564	$3,742	$183,527	$—	$—	$193,362	$7,717	$201,079
San Francisco Bay Area	4.14%		4.42		7/1/26	—	—	—	—	—	28,200	28,200	(577)	27,623
San Francisco Bay Area	6.50%		6.50		7/1/36	26	28	30	32	34	554	704	—	704
Secured debt weighted-average interest rate/subtotal	4.74%		3.53			2,555	3,592	3,772	183,559	34	28,754	222,266	7,140	229,406

Commercial paper program(3)	N/A	(3)	N/A	(3)	(3)	—	—	—	—	—	—	—	—	—
Unsecured senior line of credit	L+0.815%	(4)	N/A		1/6/26	—	—	—	—	—	—	—	—	—
Unsecured senior notes payable	3.45%		3.62		4/30/25	—	—	—	—	600,000	—	600,000	(3,589)	596,411
Unsecured senior notes payable	4.30%		4.50		1/15/26	—	—	—	—	—	300,000	300,000	(2,345)	297,655
Unsecured senior notes payable – green bond	3.80%		3.96		4/15/26	—	—	—	—	—	350,000	350,000	(2,479)	347,521
Unsecured senior notes payable	3.95%		4.13		1/15/27	—	—	—	—	—	350,000	350,000	(2,938)	347,062
Unsecured senior notes payable	3.95%		4.07		1/15/28	—	—	—	—	—	425,000	425,000	(2,881)	422,119
Unsecured senior notes payable	4.50%		4.60		7/30/29	—	—	—	—	—	300,000	300,000	(1,853)	298,147
Unsecured senior notes payable	2.75%		2.87		12/15/29	—	—	—	—	—	400,000	400,000	(3,587)	396,413
Unsecured senior notes payable	4.70%		4.81		7/1/30	—	—	—	—	—	450,000	450,000	(3,443)	446,557
Unsecured senior notes payable	4.90%		5.05		12/15/30	—	—	—	—	—	700,000	700,000	(7,649)	692,351
Unsecured senior notes payable	3.375%		3.48		8/15/31	—	—	—	—	—	750,000	750,000	(6,739)	743,261
Unsecured senior notes payable – green bond	2.00%		2.12		5/18/32	—	—	—	—	—	900,000	900,000	(10,229)	889,771
Unsecured senior notes payable	1.875%		1.97		2/1/33	—	—	—	—	—	1,000,000	1,000,000	(10,345)	989,655
Unsecured senior notes payable	4.85%		4.93		4/15/49	—	—	—	—	—	300,000	300,000	(3,303)	296,697
Unsecured senior notes payable	4.00%		3.91		2/1/50	—	—	—	—	—	700,000	700,000	10,385	710,385
Unsecured senior notes payable	3.00%		3.08		5/18/51	—	—	—	—	—	850,000	850,000	(12,493)	837,507
Unsecured debt weighted average/subtotal			3.54			—	—	—	—	600,000	7,775,000	8,375,000	(63,488)	8,311,512
Weighted-average interest rate/total			3.54%			$2,555	$3,592	$3,772	$183,559	$600,034	$7,803,754	$8,597,266	$(56,348)	$8,540,918

Balloon payments						$—	$—	$—	$183,221	$600,000	$7,803,200	$8,586,421	$—	$8,586,421
Principal amortization						2,555	3,592	3,772	338	34	554	10,845	(56,348)	(45,503)
Total debt						$2,555	$3,592	$3,772	$183,559	$600,034	$7,803,754	$8,597,266	$(56,348)	$8,540,918

Fixed-rate/hedged variable-rate debt						$2,555	$3,592	$3,772	$183,559	$600,034	$7,803,754	$8,597,266	$(56,348)	$8,540,918
Unhedged variable-rate debt						—	—	—	—	—	—	—	—	—
Total debt						$2,555	$3,592	$3,772	$183,559	$600,034	$7,803,754	$8,597,266	$(56,348)	$8,540,918

Weighted-average stated rate on maturing debt						N/A	N/A	N/A	4.82%	3.45%	3.44%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnote 2 on the prior page under “Fixed-rate and variable-rate debt.”
(4)During 1Q21, we achieved certain sustainability measures, as described in our unsecured senior line of credit agreement, which reduced the borrowing rate by one basis point for one year.

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Definitions and Reconciliations
March 31, 2021

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Net income	$25,533	$457,133	$95,799	$243,561	$30,678
Interest expense	36,467	37,538	43,318	45,014	45,739
Income taxes	1,426	2,053	2,430	1,406	1,341
Depreciation and amortization	180,913	177,750	176,831	168,027	175,496
Stock compensation expense	12,446	11,394	12,994	9,185	9,929
Loss on early extinguishment of debt	67,253	7,898	52,770	—	—
Gain on sales of real estate	(2,779)	(152,503)	(1,586)	—	—
Realized gains on non-real estate investments	(22,919)	—	—	—	—
Unrealized losses (gains) on non-real estate investments	46,251	(233,538)	14,013	(171,652)	17,144
Impairment of real estate	5,129	25,177	7,680	13,218	9,647
Impairment of non-real estate investments	—	—	—	4,702	19,780
Termination fee	—	—	(86,179)	—	—
Adjusted EBITDA	$349,720	$332,902	$318,070	$313,461	$309,754

Revenues	$479,849	$463,720	$545,042	$436,956	$439,919
Non-real estate investments – realized gains (losses)	47,265	21,599	17,361	13,005	(4,677)
Realized gains on non-real estate investments	(22,919)	—	—	—	—
Impairment of non-real estate investments	—	—	—	4,702	19,780
Termination fee	—	—	(86,179)	—	—
Revenues, as adjusted	$504,195	$485,319	$476,224	$454,663	$455,022

Adjusted EBITDA margin	69%	69%	67%	69%	68%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and gains on the sale of non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate Adjusted EBITDA margin, we also make comparable adjustments to our revenues. We adjust our total revenues by realized gains, losses, and impairments related to our non-real estate investments and significant termination fees to arrive at revenues, as adjusted. Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that consistent application of these comparable adjustments to both components of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of March 31, 2021, approximately 94% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

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Definitions and Reconciliations (continued)
March 31, 2021

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) certain tenant improvements and renovations that will be reimbursed, (ii) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition), and (iii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Adjusted EBITDA	$349,720	$332,902	$318,070	$313,461	$309,754

Interest expense	$36,467	$37,538	$43,318	$45,014	$45,739
Capitalized interest	39,886	37,589	32,556	30,793	24,680
Amortization of loan fees	(2,817)	(2,905)	(2,605)	(2,737)	(2,247)
Amortization of debt premiums	576	869	910	888	888
Cash interest and fixed charges	$74,112	$73,091	$74,179	$73,958	$69,060

Fixed-charge coverage ratio:
– quarter annualized	4.7x	4.6x	4.3x	4.2x	4.5x
– trailing 12 months	4.4x	4.4x	4.3x	4.2x	4.2x

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Definitions and Reconciliations (continued)
March 31, 2021

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Three Months Ended March 31, 2021
(In thousands)	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Net income	$17,412	$3,537
Depreciation and amortization	15,443	3,076
Funds from operations	$32,855	$6,613
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended March 31, 2021, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments	Observable price changes	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

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Definitions and Reconciliations (continued)
March 31, 2021

For investments in privately held entities that do not report NAV per share, an observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer. For these transactions to be considered observable price changes of the same issuer, we evaluate whether these transactions have similar rights and obligations, including voting rights, distribution preferences, conversion rights, and other factors, to the investments we hold.

Investments in real estate

The following table reconciles our investments in real estate as of March 31, 2021:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$23,536,664
Less: accumulated depreciation	(3,315,190)
Net investments in real estate – North America	20,221,474
Net investments in real estate – Asia	31,944
Investments in real estate	$20,253,418

Space Intentionally Blank

The square footage presented in the table below includes RSF of buildings in operation as of March 31, 2021, primarily representing lease expirations at recently acquired properties that also have inherent future development or redevelopment opportunities, for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2021	2022	Thereafter		Total
Near-term projects:
50 and 60 Sylvan Road/Route 128	Redev	202,428	—	—		202,428
651 Gateway Boulevard/South San Francisco	Redev	—	198,089	101,921	(1)	300,010
Other/Seattle	Redev	—	51,255	—		51,255
		202,428	249,344	101,921		553,693
Intermediate-term projects:
3825 Fabian Way/Greater Stanford	Redev	—	250,000	—		250,000
3450 and 3460 Hillview Avenue/Greater Stanford	Redev	—	42,340	34,611		76,951
1075 Commercial Street/Greater Stanford	Dev	9,738	—	—		9,738
10931 and 10933 North Torrey Pines Road/ Torrey Pines	Dev	—	92,450	—		92,450
10260 Campus Point Drive/University Town Center	Dev	—	—	109,164		109,164
9393 Towne Centre Drive/University Town Center	Dev	42,222	—	—		42,222
4555 Executive Drive/University Town Center	Dev	41,475	—	—		41,475
		93,435	384,790	143,775		622,000
Future projects:
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506		195,506
40 Sylvan Road/Route 128	Redev	—	—	312,845		312,845
3875 Fabian Way/Greater Stanford	Redev	—	—	228,000		228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000		110,000
219 East 42nd Street/New York City	Dev	—	—	349,947		349,947
11255 and 11355 North Torrey Pines Road/ Torrey Pines	Dev	—	139,135	—		139,135
4161 Campus Point Court/University Town Center	Dev	—	—	159,884		159,884
6450 Sequence Drive/Sorrento Mesa	Redev	—	—	202,915		202,915
4045 and 4075 Sorrento Valley Boulevard/ Sorrento Valley	Dev	—	—	50,926		50,926
601 Dexter Avenue North/Lake Union	Dev	—	—	18,680		18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380		42,380
		—	139,135	1,671,083		1,810,218
		295,863	773,269	1,916,779		2,985,911

(1)     Represents vacant square footage as of March 31, 2021.

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Definitions and Reconciliations (continued)
March 31, 2021

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decline below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	3/31/21		12/31/20		9/30/20		6/30/20		3/31/20
Secured notes payable	$229,406		$230,925		$342,363		$344,784		$347,136
Unsecured senior notes payable	8,311,512		7,232,370		7,230,819		6,738,486		6,736,999
Unsecured senior line of credit and commercial paper	—		99,991		249,989		440,000		221,000
Unamortized deferred financing costs	68,293		56,312		58,284		52,175		53,807
Cash and cash equivalents	(492,184)		(568,532)		(446,255)		(206,860)		(445,255)
Restricted cash	(42,219)		(29,173)		(38,788)		(34,680)		(43,116)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$8,074,808		$7,021,893		$7,396,412		$7,333,905		$6,870,571

Adjusted EBITDA:
– quarter annualized	$1,398,880		$1,331,608		$1,272,280		$1,253,844		$1,239,016
– trailing 12 months	$1,314,153		$1,274,187		$1,228,440		$1,185,347		$1,137,650

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.8	x	5.3	x	5.8	x	5.8	x	5.5	x
– trailing 12 months	6.1	x	5.5	x	6.0	x	6.2	x	6.0	x

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Definitions and Reconciliations (continued)
March 31, 2021

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and to net operating income (cash basis):

	Three Months Ended
(Dollars in thousands)	3/31/21	3/31/20
Net income	$25,533	$30,678

Equity in (earnings) losses of unconsolidated real estate joint ventures	(3,537)	3,116
General and administrative expenses	33,996	31,963
Interest expense	36,467	45,739
Depreciation and amortization	180,913	175,496
Impairment of real estate	5,129	2,003
Loss on early extinguishment of debt	67,253	—
Gain on sales of real estate	(2,779)	—
Investment (income) loss	(1,014)	21,821
Net operating income	341,961	310,816
Straight-line rent revenue	(27,382)	(20,597)
Amortization of acquired below-market leases	(12,112)	(15,964)
Net operating income (cash basis)	$302,467	$274,255

Net operating income (cash basis) – annualized	$1,209,868	$1,097,020

Net operating income (from above)	$341,961	$310,816
Total revenues	$479,849	$439,919
Operating margin	71%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment income or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

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Definitions and Reconciliations (continued)
March 31, 2021

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
The following table reconciles the number of same properties to total properties for the three months ended March 31, 2021:

Development – under construction	Properties	Acquisitions after January 1, 2020	Properties
9950 Medical Center Drive	1	3181 Porter Drive	1
Alexandria Center® for Life Science – San Carlos		275 Grove Street	1
	2	601, 611, and 651 Gateway Boulevard	3
3115 Merryfield Row	1	3330, 3412, 3450, and 3460 Hillview Avenue
201 Haskins Way	1		4
Alexandria Center® for AgTech	2	9605 Medical Center Drive	1
Alexandria Center® for Advanced Technologies		9808 and 9868 Scranton Road	2
	2	1075 Commercial Street	1
201 Brookline Avenue	1	4555 Executive Drive	1
SD Tech by Alexandria	1	Alexandria Center® for Life Science – Durham
	11		13
Development – placed into		Reservoir Woods	3
service after January 1, 2020	Properties	One Upland Road	1
9804 Medical Center Drive	1	830 4th Avenue South	1
1165 Eastlake Avenue East	1	11255 and 11355 North Torrey Pines Road
	2		2
Redevelopment – under construction	Properties	6420 and 6450 Sequence Drive	2
5505 Morehouse Drive	1	380 and 420 E Street	2
Alexandria Center® for Life Science – Long Island City	1	Alexandria Center® for Life Science – Fenway	1
3160 Porter Drive	1	704 Quince Orchard Road	1
The Arsenal on the Charles	11	Other	26
700 Quince Orchard Road	1		66
Alexandria Center® for Life Science – Durham		Unconsolidated real estate JVs	5
	3	Properties held for sale	4
840 Winter Street	1	Total properties excluded from same properties
Other/San Diego	1		110
20400 Century Boulevard	1	Same properties	250
	21	Total properties in North America as of March 31, 2021	360
Redevelopment – placed into
service after January 1, 2020	Properties
9877 Waples Street	1
	1

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

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Definitions and Reconciliations (continued)
March 31, 2021

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended
(In thousands)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Income from rentals	$478,695	$461,335	$543,412	$435,856	$437,605
Rental revenues	(370,233)	(353,950)	(438,393)	(341,555)	(337,942)
Tenant recoveries	$108,462	$107,385	$105,019	$94,301	$99,663

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Unencumbered net operating income	$330,160	$315,586	$388,575	$296,358	$295,001
Encumbered net operating income	11,801	11,367	16,024	16,687	15,815
Total net operating income	$341,961	$326,953	$404,599	$313,045	$310,816
Unencumbered net operating income as a percentage of total net operating income	97%	97%	96%	95%	95%
Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Weighted-average interest rate for capitalization of interest	3.44%	3.66%	3.64%	4.03%	3.80%

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of March 31, 2021, we had Forward Agreements outstanding to sell an aggregate of 1.5 million shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended
(In thousands)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Weighted-average of common stock outstanding – basic	137,319	133,688	124,901	124,333	121,433
Forward Agreements	369	139	927	115	352
Weighted-average of common stock outstanding – diluted	137,688	133,827	125,828	124,448	121,785

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